                                                                    EXHIBIT 99.1
                                                                    ------------



          Prospectus supplement to prospectus dated ____________, ____

                       ADVANTA MORTGAGE LOAN TRUST ____-_
                                     Issuer

                                 $ -------------
                                  (APPROXIMATE)

                      MORTGAGE BACKED NOTES, SERIES ____-_


[ADVANTA LOGO]                                                    [ADVANTA LOGO]
ADVANTA CONDUIT RECEIVABLES, INC.                     ADVANTA MORTGAGE CORP. USA
Sponsor                                                          Master Servicer


                   THE TRUST WILL ISSUE THE FOLLOWING NOTES:

                Initial                                  Final Scheduled
           Principal Balance     Interest Rate            Payment Date
           -----------------     -------------            ------------

__________ is acting as underwriter for the issuance of the notes.

Interest and principal on the notes is scheduled to be paid monthly on the 25th day of the month, or the next business day. The first scheduled payment date is ___________, ____.

The property of the trust consists of a pool of fixed rate or adjustable rate (as applicable), first or second lien residential mortgage loans and cash to purchase additional residential mortgage loans on or before _____________.

The Notes will have the benefit of an insurance policy from [NOTE INSURER] which will guarantee certain payments with respect to the mortgage loans and the notes.

[NOTE INSURER LOGO]

The offering of the notes is subject to certain conditions, which are discussed in the "Underwriting" section of this prospectus supplement. Delivery of the notes is expected in book-entry form through The Depository Trust Company, Cedelbank and the Euroclear System on or about _________________.

The notes will be offered by the underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the sponsor are anticipated to be approximately $_____________ from the sale of the notes before deducting expenses payable by the sponsor, estimated to be $_______. The underwriter has agreed to reimburse the sponsor for a portion of such expenses.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                  [UNDERWRITER]

           The date of this prospectus supplement is __________, ____


--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

The notes represent non-recourse obligations of the trust only and are not interests in or obligations of any other person or duty.

Neither the notes nor the underlying loans will be insured or guaranteed by any governmental agency or instrumentally.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

--------------------------------------------------------------------------------

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

         This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

         IF THE TERMS OF YOUR NOTES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and the Citibank Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items.

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information.

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus. You can obtain from the Sponsor, free of charge, a copy of the financial information incorporated by reference by making an oral or written request to Advanta Conduit Receivables, Inc., Attention: General Counsel, Welsh & McKean Roads, Spring House, Pennsylvania 19477, (215) 657-4000.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         The Sponsor's principal offices are located at 10790 Rancho Bernardo Road, San Diego, California 92127, and its telephone number is (619) 674-1800.


                                              TABLE OF CONTENTS

SUMMARY.......................................S-5             Calculation of LIBOR......................S-55
                                                              Principal Distributions...................S-55
TERMS OF THE NOTES AND THE MORTGAGE LOANS.....S-7             Flow of Funds.............................S-56
                                                              Optional Redemption of the Notes..........S-57
RISK FACTORS.................................S-13             Mandatory Redemption of the Notes.........S-57
                                                              Payments to the Certificateholders........S-58
THE PORTFOLIOS OF MORTGAGE LOANS.............S-16             Events of Default Under Indenture.........S-58
   Delinquencies.............................S-16
                                                           THE INSURER..................................S-58
THE MORTGAGE LOANS...........................S-19
   General...................................S-19          THE INSURANCE POLICY.........................S-60
   The Statistic Calculation Pools...........S-19
   The Mortgage Loans........................S-19          THE SALE AND SERVICING AGREEMENT.............S-62
   Fixed Rate Mortgage Loan Pool.............S-20             Delinquency Advances,
   Conveyance of Subsequent Mortgage Loans...S-27                Compensating Interest and
   Adjustable Rate Mortgage Loan Pool........S-27                Servicing Advances.....................S-62
                                                              Servicing Compensation....................S-63
PREPAYMENT AND YIELD CONSIDERATIONS..........S-36             Governing Law.............................S-63
   Projected Prepayments and Yields for
      Notes..................................S-36          CERTAIN FEDERAL INCOME TAX CONSEQUENCES......S-63
                                                              General...................................S-63
USE OF PROCEEDS..............................S-42             Characterization of the Notes as
                                                                 Indebtedness...........................S-64
THE SPONSOR AND THE MASTER SERVICER..........S-42             Taxation of Interest Income of Holders....S-65
   General...................................S-42             Sale or Redemption of Notes...............S-66
   The Sponsor and the Master Servicer.......S-42             Taxation of Certain Foreign Investors.....S-66
                                                              Backup Withholding........................S-66
THE TRUST....................................S-43             Possible Classification of the Trust as
   General...................................S-43                a Partnership or Association
   Certain Activities........................S-44                Taxable as a Corporation...............S-67
   The Owner Trustee.........................S-44
   The Indenture Trustee.....................S-45          STATE TAXES..................................S-67
   Transfer of Mortgage Loans................S-45
   Conveyance of the Subsequent                            ERISA CONSIDERATIONS.........................S-67
      Mortgage Loans.........................S-45
   Pre-Funding Account Feature...............S-46          RATINGS......................................S-68
   Capitalized Interest Accounts.............S-46
   Termination...............................S-46          LEGAL INVESTMENT CONSIDERATIONS..............S-69

DESCRIPTION OF THE NOTES.....................S-47          UNDERWRITING.................................S-69
   General...................................S-47
   Book Entry Registration of the Notes......S-47          EXPERTS......................................S-70
   Payments on Mortgage Loans;
      Deposits to Principal and Interest                   CERTAIN LEGAL MATTERS........................S-70
      Account................................S-51
   Distributions on the Notes................S-52          INDEX OF PRINCIPAL DEFINED TERMS.............S-71
   Overcollateralization Provisions..........S-52
   Overcollateralization and the                           ANNEX I......................................S-74
      Insurance Policy.......................S-53             GLOBAL CLEARANCE,
   Interest Distributions....................S-53                SETTLEMENT AND TAX
                                                                 DOCUMENTATION
                                                                 PROCEDURES.............................S-74

                                     SUMMARY

         o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

         o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                         -------------------------------

TITLE OF SERIES:    Advanta Mortgage Loan             INSURER:          [NOTE INSURER]
                             Trust ____-_

NOTES:              [Fixed/Floating] Rate Notes       PAYMENT DATES:    The 25th day of each month,
                                                                        beginning on ___________, ____.
                                                                        If the 25th day is not a business day,
                                                                        then the payment date will be the
                                                                        next business day.

NON-OFFERED         Trust Certificate                 CLOSING DATE:     On or about ___________, ____.
CERTIFICATES:

SPONSOR:            Advanta Conduit                   INITIAL CUT-OFF   The opening of business on
                    Receivables, Inc.                 DATE:             __________, ____.

MASTER SERVICER:    Advanta Mortgage Corp. USA        ORIGINATORS:      Originators affiliated with the
                                                                        sponsor or from one or more
                                                                        unaffiliated originators.

INDENTURE TRUSTEE:  [Indenture Trustee],              OWNER TRUSTEE:    [OWNER TRUSTEE]
                    a national banking
                    association

The Trust. The sponsor is forming a trust to hold a pool of mortgage loans and to hold cash on deposit in an account to be used to purchase additional mortgage loans if certain conditions are met. All of the mortgage loans will be originated by affiliates of the sponsor or by one or more unaffiliated originators.

Guarantor. The trust will own an insurance policy issued to it by [NOTE INSURER] guaranteeing payment of certain amounts due to the holders of the notes.

The Notes. The notes will be issued pursuant to an indenture between [Indenture Trustee], as indenture trustee and the trust, as issuer. The notes will be secured by a pledge of a pool of mortgage loans.

Principal Distributions. The trust will distribute principal monthly to the holders of the notes.

Interest Distributions. The trust will distribute interest monthly to the holders of the notes based on each note's respective interest rate and principal balance.

No Other Obligors. The notes do not represent the obligation of any entity other than the issuing trust.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Defined Terms" beginning on page S-__ in this prospectus supplement and under the caption "Index of Principal Defined Terms" beginning on page ___ in the accompanying prospectus.

This summary provides a very broad overview of the notes; it does not, however, contain the specific information you will need to consider in making a decision whether to invest in the notes. If you are considering an investment in the notes, you should next review the sections "Terms of the Notes and the Mortgage Loans" and "Risk Factors." Before making a final investment decision, you should review:

     o this prospectus supplement -- for more detailed information on these notes.

     o the prospectus -- for general information, some of which may not apply to these notes.

                    TERMS OF THE NOTES AND THE MORTGAGE LOANS

         This term sheet provides an overview. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the notes and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus. Capitalized terms used and not defined herein have the meanings set forth in the accompanying prospectus.

NOTES

         The notes, which are offered hereby, will have the note principal balance, interest rates and other features set forth on the cover page of this prospectus supplement and described within this prospectus supplement. The notes represents an obligation of the trust, and is not an obligation of any other entity.

         The assets of the trust are a pool of either fixed rate or adjustable rate, first or second lien residential mortgage loans and cash on deposit in certain accounts to be used to purchase additional mortgage loans if certain conditions are met.

         The Indenture Trustee will make distributions on the 25th day of each month, or if that day is not a business day, the next business day, commencing on __________, __________.

INTEREST RATE

         The interest rate for the notes is a [fixed/floating] rate determined by a formula based on LIBOR, subject to an interest rate cap.

         NOTE INTEREST RATE. Interest will accrue on the Notes for the interest period relating to the __________, ___________ payment date at an annual rate of interest equal to one-month LIBOR plus .____%. For each subsequent interest period, interest will accrue on the Notes at an annual rate of interest equal to the lesser of

o one-month LIBOR plus .____% (for each interest period ending on or prior to the date on which the master servicer, acting directly or through one or more affiliates of the certificateholder could exercise its option to redeem the Notes) or one-month LIBOR plus _____% (for each interest period ending after such date),

     and

o an interest rate cap, the calculation for which is set forth in detail in this prospectus supplement.

         If, on any payment date, the interest rate cap for the notes is less than the alternative calculation of the interest rate set forth above, the amount of any such shortfall will be paid from excess cash on such payment date and, if not paid, will be carried forward and be due and payable on the following payment dates and shall accrue interest at the applicable note interest rate until paid. These shortfall payments will not be guaranteed by the Insurer. If the Master Servicer, acting directly as though one is more affiliates, or the certificateholder exercises its right to terminate the trust, it is possible that some or all of the accrued but unpaid shortfall amounts due to a noteholder may not be paid.

INTEREST DISTRIBUTIONS

         Interest will be paid on each note at the applicable interest rate, plus any accrued but unpaid interest from prior payment dates. The interest due on any payment date will be the interest which has accrued thereon at the respective interest rate from the preceding payment date (or from __________, __________ in the case of the first payment date) to and including the day prior to the current payment date.

PRINCIPAL DISTRIBUTIONS

         Principal will be paid on each note on each payment date in reduction of the outstanding principal balance of such note. The amount of principal payable with respect to a note will be the principal received by the trust from the underlying pool of mortgage loans. During certain periods, all or a disproportionately large percentage of principal payments collected from the underlying mortgage loans will be distributed to the holders of notes to maintain the required levels of overcollateralization. You should review the priority of principal payments described under "Description of The Notes -- Principal Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

         Credit enhancement reduces the harm caused to holders of notes from shortfalls in payments received from and losses incurred on the underlying pool of mortgage loans. The credit enhancement provided for the benefit of the notes consists of the following:

o Subordination. The is also issuing a certificate representing the entire beneficial ownership interest in the underlying pool of mortgage loans. Payments on the trust certificate are subordinated to payments due on the notes. Subordination of the trust certificate provides credit enhancement to the notes. On each payment date, the certificates will not receive payments until the notes have been paid. If there is not enough money on a payment date to pay both the notes and the certificates, the certificates are the first to forego payment.

o Overcollateralization. Additional credit enhancement will result from the fact that, at any time, the size of each pool of mortgage loans and any cash on deposit used to purchase additional mortgage loans is expected to be greater than the principal balance of the notes. Such overcollateralization is intended to result in interest amounts received on the underlying pool of mortgage loans being greater than the amount necessary to pay interest on the notes. In addition, the subordination and cash flow provisions of the trust result in limited acceleration of payments on the notes relative to the amortization of the underlying mortgage loans. This acceleration feature creates overcollateralization which equals the excess of the sum of the total principal balance of the mortgage loans and any cash on deposit used to purchase additional mortgage loans over the total principal balance of the notes. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

o Application of Excess Interest. Generally, because more interest is paid by the borrowers than is necessary to pay the interest earned on the notes, there will be excess interest each month. Some of the excess interest will be used to pay interest on notes that was previously accrued but not paid and some of the excess interest will be used to reimburse holders of the notes for losses that they experienced previously. In addition, the trust may apply excess interest as principal payments on the notes to create overcollateralization until the specified overcollateralization amount has been reached. See "Description of the Notes" in this prospectus supplement.

o The Insurance Policy. The sponsor will obtain a noncancelable note guaranty insurance policy, in favor of the indenture trustee on behalf of the noteholders. On each payment date, the insurer will be required to make available to the indenture trustee the amount, if any, by which the payments due to the notes with respect to interest and overcollateralization deficiencies exceeds available funds received from the pool of mortgage loans. See "The Insurance Policies" and "The Insurer" in this prospectus supplement and "Description of Credit Enhancement" in the prospectus.

MANDATORY REDEMPTION

         The Notes will be redeemed in part at the end of the pre-funding period to the extent of any cash remaining on each such payment date after the purchase by the trust of additional mortgage loans, if any. See "Description of the Notes -- Mandatory Redemption of the Notes" in this prospectus supplement.

DENOMINATIONS

         The Trust will issue the Notes in book-entry form in integral multiples of $1,000.

INDENTURE TRUSTEE

         [INDENTURE TRUSTEE], a national banking association.

OWNER TRUSTEE

         [OWNER TRUSTEE], a Delaware banking corporation.

MORTGAGE LOANS

THE SPONSOR

         Advanta Conduit Receivables, Inc. acquired all of the mortgage loans from either affiliated originators or unaffiliated originators. See "The Portfolios of Mortgage Loans" in this prospectus supplement.

MASTER SERVICER

         Advanta Mortgage Corp. USA will act as the Master Servicer for the mortgage loans. The Master Servicer is entitled to retain an annual servicing fee, payable monthly, of 0.50% of the total principal balance of the mortgage loans underlying the trust. The Master Servicer must advance delinquent payments of interest on the mortgage loans, subject to certain limitations. See "The Sale and Servicing Agreements -- Delinquency Advances, Compensating Interest and Servicing Advances" and "-- Servicing Compensation" in this prospectus supplement. Advanta Mortgage Corp. USA may use a subservicer, which may be an affiliate, to carry out its obligations as Master Servicer.

MORTGAGE LOAN DATA

         The mortgage loans securing the notes will be conveyed by or at the request of the Sponsor to the trust and pledged by such trust to the indenture trustee under an indenture. See "The Trust" in this prospectus supplement.

         The mortgage loans are fixed rate, first or second lien residential mortgage loans or adjustable rate, first or second lien residential mortgage loans.

         The statistical information presented in this prospectus supplement concerning the mortgage loans in the trust is given as of _________. The actual pools as of the closing date on or about __________ will represent approximately $__________ in mortgage loans. It is anticipated that as of the end of the pre-funding period, there will be approximately $________ in mortgage loans in the trust The additional mortgage loans reflected as of the end of the pre-funding period represent subsequent mortgage loans which will be assigned to the trust in exchange for funds in the pre-funding account.

         Some mortgage loans included in the statistical information presented here may prepay in full, or may be determined not to meet the eligibility requirements for the final pool and as a result may not be included in the final pool. In addition, some amortization of the mortgage loans in such pools will occur. As a result of the foregoing, the statistical distribution of mortgage loan characteristics of the trust as of the closing date will vary somewhat from those presented in this prospectus supplement, although such variance will not be material.


         As of ____________, the fixed rate mortgage loans had the following characteristics:

Number of Mortgage
   Loans
Aggregate Principal
   Balance
Average Principal
   Balance
Range of Principal
   Balances
Weighted Average
   Mortgage Interest
   Rate
Range of Mortgage
   Interest Rates
Weighted Average
   Original Term
   (months)
Weighted Average
   Remaining Term
   (months)

         As of _________________, the adjustable rate mortgage loans had the following characteristics:

Number of Mortgage
   Loans
Aggregate Principal
   Balance
Average Principal
   Balance
Range of Principal
   Balances
Weighted Average
   Mortgage Interest
   Rate
Range of Maximum
   Mortgage Interest
   Rates
Weighted Average
   Minimum Mortgage
   Interest Rate
Range of Minimum
   Mortgage Interest
   Rates
Weighted Average
   Original Term
   (months)
Weighted Average
   Remaining Term
   (months)

         See "The Mortgage Loans" in this prospectus supplement.

PRE-FUNDING ACCOUNTS

         The trust may purchase additional mortgage loans on or before _________________________, subject to certain conditions described herein. On the closing date, the sponsor will deposit up to $__________ to the trust, to ensure that the trust has sufficient cash to purchase the additional mortgage loans. In addition, the sponsor will also be required to fund certain other accounts relating to the payment of interest during the pre-funding period. See "The Trust--Pre-Funding Account Feature" in this prospectus supplement.

CAPITALIZED INTEREST ACCOUNTS

         The trust will establish a capitalized interest account, which will be funded on the closing date from the proceeds of the notes. The amounts deposited therein will be used by the indenture trustee during the pre-funding period to make up for any shortfalls that may arise in the event that interest collections on the underlying mortgage loans are insufficient to pay all of the interest due to the noteholders and certain other expenses during such period. Any unused amounts remaining in such accounts will be paid directly to the certificateholder of the trust. See "The Trust--Capitalized Interest Accounts" in this prospectus supplement.

THE INSURER AND THE INSURANCE POLICIES

         [NOTE INSURER] will issue a financial guaranty insurance policy in favor of the indenture trustee for the benefit of the noteholders. On each payment date, the insurer will be required to make available to the indenture trustee the amount by which the payments due with respect to the notes exceeds available funds received from the underlying mortgage loans. The insurance policy does not insure shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or due to principal prepayments on the mortgage loans. See "The Insurer" and "The Insurance Policies" in this prospectus supplement.

OPTIONAL REDEMPTION

         At its option, the Master Servicer, acting directly or through one ore more affiliates or the certificateholder may effect an early retirement of the notes. Such option could occur on any payment date on which the total principal balance of the notes is equal to or less than 10% of the sum of the total principal balance of the notes as of the closing date. In the event the Master Servicer or the certificateholder of the trust exercises such option, the redemption price of the notes will be as described in this prospectus supplement under "Description of the Notes--Optional Redemption of the Notes."

BOOK-ENTRY REGISTRATION

         The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Cedelbank, or the Euroclear System in Europe, or indirectly through participants in such systems.

         You will not be entitled to receive a definitive note representing your interest unless definitive notes are issued.

         See "Description of the Notes--Book-Entry Registration of the Notes" in this prospectus supplement.

RATINGS AND RATING AGENCIES

         It is a condition to the issuance of the notes that the notes will be rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies or a similar rating from a nationally recognized statistical rating agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that certain interest shortfall amounts will be paid. See "Ratings" in this prospectus supplement.

FEDERAL INCOME TAX ASPECTS

         Subject to the qualifications set forth in the "Certain Federal Income Tax Consequences" section of the prospectus supplement, Dewey Ballantine LLP, special tax counsel to the sponsor, is of the opinion that, for federal income tax purposes, the notes will be characterized as being composed of a debt instrument and a notional principal contract, and the trust will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool. The trust will not initially elect to be treated as REMICs but may elect to do so in the future. See the "Certain Federal Income Tax Consequences" sections in the prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT CONSIDERATIONS

         The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment Considerations" in this prospectus supplement.

ERISA CONSIDERATIONS

         Subject to the conditions and considerations discussed under "ERISA Considerations" in this prospectus supplement, the notes will be eligible for purchase by pension, profit-sharing and other employee benefit plans and retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of any such plan or arrangement should consult with counsel regarding the potential application of such laws to an investment in the notes. See "ERISA Considerations" in the prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

         Prospective investors in the notes should consider the following factors (as well as the factors set forth under the caption "Risk Factors" in the prospectus) in connection with the purchase of the notes.

HIGH DEFAULT               _____% of the mortgage loans as of ____________ by
RATES FOR                  aggregate principal balance are "balloon loans,"
MORTGAGE LOANS             which have an amortization schedule extending beyond
WITH BALLOON               such mortgage loan's maturity date, resulting in a
PAYMENTS                   relatively late unamortized principal balance due in
                           a single payment at maturity. See " -- Risk of Losses
                           Associated with Balloon Loans" in the prospectus.

JUNIOR LIEN                Because certain of the mortgage loans are secured by
MORTGAGE LOANS             junior liens subordinate to the rights of the
                           mortgagee or beneficiary under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage loan only to the extent that the claims of such senior mortgagee(s) or beneficiary(ies) have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage(s), in which case it must either pay the entire amount due on the senior mortgage(s) to the senior mortgagee(s) at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder.
                           In servicing junior mortgages in its portfolio, it is generally Advanta Mortgage Corp. USA's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale. Advanta Mortgage Corp. USA may also advance funds to keep the senior mortgage(s) current until such time as it satisfies the senior mortgage(s). The trust will have no source of funds to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s).

                           Information is provided under "The Mortgage Loans -- General" in this prospectus supplement with respect to the loan-to-value ratios of the mortgage loans as of _____________. As discussed in the prospectus under "Risk Factors," the value of the mortgaged properties underlying such loans could be adversely affected by a number of factors. As a result, despite the amortization of the junior and senior mortgage loans on such mortgaged properties, there can be no assurance that the combined loan-to-value ratios of such loans, determined as of a date subsequent to the origination date, will be the same or lower than the combined loan-to-value ratios for such loans, determined as of the origination date.

DELAYS UPON LIQUIDATION    Even assuming that the mortgaged properties provided
                           adequate security for the mortgage loans, substantial delay could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of such proceeds by the trust could occur. Further, Advanta Mortgage
                           Corp. USA will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated mortgage loan all expenses incurred in attempting to recover amounts due on such mortgage loan and not yet repaid, including payments to senior mortgagees, legal fees, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the trust.

LIQUIDATION EXPENSES       Liquidation expenses with respect to defaulted
                           mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the mortgage loans are small relative to the size of the loans in a typical pool of purchase-money first mortgages, realizations net of liquidation expenses on defaulted mortgage loans may also be smaller as a percentage of the principal amount of the mortgage loans than would such net realizations in the case of a typical pool of purchase-money first mortgage loans.

NON-OWNER OCCUPIED         As of ___________ , non-owner occupied properties
PROPERTIES                 represent _____% of the mortgage loans in the trust
                           (by aggregate principal balance). It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

MANDATORY REDEMPTION       You should be aware that in the event that the
                           sponsor does not have enough subsequent mortgage loans to sell to the trust, you will receive a prepayment of principal. Although no assurance can be given, the sponsor expects that the principal amount of subsequent mortgage loans sold to the trust will require substantially all cash on deposit in each pre-funding account and that there will be no material principal prepayment to the holders of the notes.

ELIGIBILITY OF             Each subsequent mortgage loan must satisfy certain
SUBSEQUENT MORTGAGE        eligibility criteria at the time of its addition to
LOANS                      the trust. However, subsequent mortgage loans may
                           have been originated or purchased using credit criteria different from those which were applied to the mortgage loans conveyed on the closing date and may be of a different credit quality. Therefore, following the transfer of subsequent mortgage loans, the aggregate characteristics of the pool of mortgage loans then held in the trust may vary from the pool conveyed on the closing date. See "The Mortgage
                           Loans" in this prospectus supplement.

EFFECT OF SOCIAL,          The ability of the trust to purchase subsequent
ECONOMIC AND OTHER         mortgage loans depends upon whether the mortgagors
FACTORS ON THE ABILITY     thereunder perform their obligations required by such
TO PURCHASE                subsequent mortgage loans in order that such
SUBSEQUENT                 subsequent mortgage loans meet the eligibility
MORTGAGE LOANS             requirements. The performance by such mortgagors may
                           be affected as a result of a variety of social and economic factors including interest rates, unemployment levels, the rate of inflation and consumers' general perception of economic conditions.
                           However, the originator is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such mortgagors and the availability of subsequent mortgage loans.

YEAR 2000 ISSUE            Many existing computer programs use only two digits
                           to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results on or after January 1, 2000.
                           In connection with this issue Advanta Corp., the parent company of the affiliated originators and Advanta Mortgage Corp. USA, has completed the evaluation of its systems, applications and vendor lists, and is implementing project plans to modify existing computer programs, convert to new programs or replace systems, to the extent necessary to address the upcoming change in the century. Advanta
                           Corp. has identified its significant business relationships, including, without limitation, vendors, customers, asset management counterparties and pre-funding counterparties. Advanta Corp. has initiated communications with these third parties to determine the extent to which Advanta Corp. is vulnerable to such third parties' failure to remediate their own year 2000 issues. In the event that Advanta Corp.'s project plans are not timely or successfully completed, there can be no assurance that the upcoming change in the century will not have a material adverse effect on the operations of the affiliated originators and Advanta Mortgage Corp.
                           USA, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on the notes. In addition, there can be no assurance that the systems used by outside service providers, including sub-servicers providing services to Advanta Mortgage Corp. USA, or other third parties upon which the affiliated originators' and Advanta
                           Mortgage Corp. USA's systems rely, will be converted on a timely basis. Further, there can be no assurance that a failure to convert by another company, or a conversion that is incompatible with the affiliated originators' and Advanta Mortgage Corp. USA's systems, would not have a material adverse effect on their operations, which may, in turn, have a material adverse effect on the notes. In the event that the systems or programs of the indenture trustee, the owner trustee and the insurer are not year 2000 compliant, there can be no assurance that there would not be a material adverse effect on the operations of the indenture trustee or the insurer, respectively, which may, in turn, have a material adverse effect on the notes.

DTC AND THE                With respect to Year 2000 issues, the Depository
YEAR 2000 ISSUE            Trust Company ("DTC") has informed members of the
                           financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions
                           (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete.
                           Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

                           However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which noteholders will hold their offered notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

                           If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to noteholders could be delayed or otherwise adversely affected.

INTEREST SHORTFALLS        Generally speaking, the note interest rate will be
ARE NOT COVERED            based upon the level of one-month LIBOR. This bears
BY THE INSURANCE           no relationship to the methods of calculating the
POLICY                     interest rates on the fixed rate mortgage loans, the
                           interest rates of which do not change or the adjustable rate mortgage loans, the interest rates of which are generally based on six-month LIBOR. It is possible, for instance, that the level of one-month
                           LIBOR may move in one direction against fixed rate loans and during periods in which the level of the index related to the adjustable rate loans is stable or moving in the opposite direction. It is also possible that, even if the levels of both one-month
                           LIBOR and the index used to calculate the interest rate on the adjustable rate mortgage loans move in the same direction during any period, the extent of the change in the level of one-month LIBOR may be greater or less than that of such index during the same period.

                           These factors may cause the note interest rate to be greater than the amount of available interest on the mortgage loans. You should be aware that any resulting shortfall in interest will adversely affect the yield to maturity on the notes and that the insurance policy will not cover the interest shortfall resulting from the fact that the applicable interest rate cap is less than the alternative calculation of the interest rate set forth above under the heading "Notes -- Interest Rate" in the summary.

                        THE PORTFOLIOS OF MORTGAGE LOANS

         The pool of mortgage loans (the "Mortgage Loans") conveyed to the trust (each, a "Mortgage Loan Pool") includes loans which were either originated directly by certain affiliated originators (the "Affiliated Originators") or purchased by the Affiliated Originators from others on a loan-by-loan basis and in either case acquired by Advanta Mortgage Credit Services, Inc. (the "Sponsor"). The Sponsor also acquires loans from unaffiliated originators (the "Unaffiliated Originators"). Such loans are originated by Unaffiliated Originators either directly or purchased by the Unaffiliated Originators from others on a loan-by-loan basis (with an Affiliated Originator and an Unaffiliated Originator each being referred to herein as an "Originator").

         The Affiliated Originators are Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp.

DELINQUENCIES

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Advanta Mortgage Corp. USA (the "Master Servicer") for its servicing portfolio, excluding certain loans serviced by the Master Servicer that were not originated or purchased and reunderwritten by the Sponsor or its Affiliated Originators (the "Owned and Managed Servicing Portfolio"), of fixed and adjustable rate mortgage loans as of __________________, and for each of the four prior years ended December 31. The Owned and Managed Servicing Portfolio includes, but is not limited to, the Mortgage Loans acquired on or prior to __________________, which are contained in the Statistic Calculation Pools. In addition to the Owned and Managed Servicing Portfolio, the Master Servicer serviced, as of __________________, approximately _______ mortgage loans with an aggregate principal balance as of such date of approximately $___ billion; such loans were not originated by the Sponsor or its Affiliated Originators and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.


                                                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                                             MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                                                OF MORTGAGE LOANS

                      ____ MONTHS ENDING                                     YEAR ENDING DECEMBER 31,
                    -----------------------   --------------------------------------------------------------------------------------
                    -----------------------   --------------------------------------------------------------------------------------
                      NUMBER      DOLLAR       NUMBER     DOLLAR     NUMBER    DOLLAR      NUMBER     DOLLAR     NUMBER     DOLLAR
                        OF        AMOUNT         OF       AMOUNT       OF      AMOUNT        OF       AMOUNT       OF       AMOUNT
                      LOANS       (000)         LOANS      (000)     LOANS      (000)      LOANS       (000)      LOANS     (000)
                    ---------- ------------   --------- ----------- -------- ----------- ---------- ----------- --------- ----------
Portfolio
Delinquency
  percentage(1)
  30-59 days
  60-89 days
  90 days or more
Total
Foreclosure
  rate(2)
REO
  properties(3)
----------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.


                                                 LOAN LOSS EXPERIENCE
                            OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                                   OF MORTGAGE LOANS

                                     ____ MONTHS ENDING                             YEAR ENDING DECEMBER 31,

                                     ------------------   --------------------------------------------------------------------------
                                     ------------------   ----------------   ----------------   -----------------   ----------------
                                                                       (Dollars in thousands)
Average amount outstanding(1)
Gross losses(2)
Recoveries(3)
Net losses(4)
Net losses as a percentage of
  average amount outstanding(5)
--------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)  "Net Losses" represents "Gross Losses" minus "Recoveries".

(5) ____________ percentage has been based on annualized net losses.

                               THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans will be conveyed to Advanta Mortgage Loan Trust ____-_ (the "Trust"), on or before _____________ (the "Closing Date") and prior to the end of the pre-funding period, and simultaneously pledged to the Indenture Trustee. The Mortgage Loans will be predominantly used (x) to refinance an existing mortgage loan on more favorable terms, (y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property.

THE STATISTIC CALCULATION POOLS

         The statistical information presented in this prospectus supplement concerning the Mortgage Loans in the Trust is given as of __________ (the "Initial Cut-Off Date"). The aggregate principal balances of the Initial Mortgage Loans for the Trust as of the Initial Cut-Off Date (as of such date, the "Statistic Calculation Pool") is $____________. The Sponsor expects that the actual amount of Mortgage Loans in the Trust as of the Closing Date will be approximately $_________ . It is anticipated that as of the close of the Pre-Funding Period (as defined herein), the Trust will contain approximately $____________ in Mortgage Loans. The additional Mortgage Loans reflected as of the Closing Date will represent Mortgage Loans acquired or to be acquired prior to the Closing Date. The additional Mortgage Loans reflected as of the Pre-Funding Period Termination Date represent subsequent Mortgage Loans which will be conveyed to the Trust by the Sponsor in exchange for funds in the Pre-Funding Account and subsequently pledged to the Indenture Trustee.

         In addition, with respect to the Statistic Calculation Pool as to which statistical information is presented herein, some amortization of the Mortgage Loans will occur prior to the Closing Date. Certain loans included in the Statistic Calculation Pool may prepay in full, or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pool. As a result of the foregoing, the statistical distribution of such characteristics as of the Closing Date in the Mortgage Loan pool will vary somewhat from the statistical distribution of such characteristics in the Statistic Calculation Pool as presented in this prospectus supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to convey to the Trust or request the Trust to acquire on such date, the Sponsor will reduce the size of the offering. The Sponsor does not expect that the original principal amount of the notes will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur.

THE MORTGAGE LOANS

         The Statistic Calculation Pool contained ____ Mortgage Loans to be sold to the Trust evidenced by promissory notes (the "Mortgage Notes") secured by Mortgages on the Mortgaged Properties, which are located in ___states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two-to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

         The Mortgage Loans will be required to satisfy the following criteria as of the Initial Cut-Off Date: have remaining terms to maturity of no greater than 30 years; will not be 30 or more days delinquent (except that certain Mortgage Loans, representing in the aggregate not in excess of ______% of the aggregate principal balance of all Mortgage Loans as of the Initial Cut-Off Date, may be 30-59 days delinquent). Neither the Sponsor nor the Master Servicer have reason to believe that the delinquency and loss experience of the Mortgage Loans will differ in any material respect from that of the Master Servicer's total servicing portfolio, although there can be no assurance that this will be the case.

         Less than ____% of the Mortgage Loans (as a percentage of the aggregate principal balance of all Mortgage Loans contained in the Statistic Calculation Pools) are "simple interest" or "date of payment" loans, with the remainder "actuarial" or "pre-computed" loans. A "simple interest" loan provides that interest which has accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. An "actuarial" loan provides for amortization of the loan over a series of fixed level monthly installments. ____% of the Mortgage Loans are secured by first lien mortgages on the related Mortgaged Properties and ____% of the Mortgage Loans are secured by junior liens on the related Mortgaged Properties.

         Each of the Mortgage Loans contained in the Trust will be either (A) fixed rate Mortgage Loans and will (a) be secured by a Mortgage having either a first or junior lien position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years or (B) will be adjustable rate Mortgage Loans and will be secured by a Mortgage having first or second position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years.

         The CLTVs and LTVs described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). In general, for purchase money loans, the CLTVs and LTVs were calculated using the lower of the purchase price or appraised values of the related Mortgaged Properties at the time of origination. No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any Senior Liens, rises as a percentage of the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Master Servicer, as set forth above under "The Portfolio of Mortgage Loans," and in the mortgage lending industry.

FIXED RATE MORTGAGE LOAN POOL

         The fixed rate Mortgage Loans in the Statistic Calculation Pool consist of ________ Mortgage Loans under which the related Mortgaged Properties are located in ___ states and the District of Columbia, as set forth herein. The Trust had an aggregate principal balance of $_______ and the minimum principal balance of any of the Mortgage Loans in the Statistic Calculation Pool was $____, the maximum principal balance thereof was $_____ and the average principal balance of such Mortgage Loans was approximately $________ . The Mortgage Rates on the fixed rate Mortgage Loans ranged from ____% to _____% per annum, and the weighted average Mortgage Rate of such Mortgage Loans was _____% per annum. The original term to stated maturity of the fixed rate Mortgage Loans ranged from ___ months to 360 months, the remaining term to stated maturity ranged from 2 months to 360 months, the weighted average original term to stated maturity was ___ months, the weighted average remaining term to stated maturity was ____ months and the weighted average seasoning was ___ months. No fixed rate Mortgage Loan had a stated maturity later than _________. ________% of the fixed rate Mortgage Loans in by aggregate principal balance require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates, and 15.00% of such Mortgage Loans by aggregate principal balance are Balloon Loans.

         The weighted average CLTV of the fixed rate Mortgage Loans included in _______ was _____% and the weighted average LTV was _______%. The weighted average Junior Lien Ratio (as defined below) of the Mortgage Loans was ______%. Approximately _____% of the fixed rate Mortgage Loans by aggregate principal balance were secured by first mortgages and approximately 2.43% by junior mortgages.

         The "Junior Lien Ratio" of a Mortgage Loan which is in a junior lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance at the time of origination of the Mortgage Loan of any Senior Liens (computed at the time of origination of such Mortgage Loan).

         The following tables describe the fixed rate Mortgage Loans and the related Mortgaged Properties based upon the Statistic Calculation Pool as calculated at the opening of business on the Initial Cut-Off Date.

                                           GEOGRAPHIC DISTRIBUTION

                                       NUMBER OF                 AGGREGATE                  % OF AGGREGATE
            STATE                    MORTGAGE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
            -----                    --------------          -----------------            -----------------
Alabama.....................
Alaska......................
Arizona.....................
Arkansas....................
California..................
Colorado....................
Connecticut.................
Delaware....................
District of Columbia........
Florida.....................
Georgia.....................
Hawaii......................
Idaho.......................
Illinois....................
Indiana.....................
Iowa........................
Kansas......................
Kentucky....................
Louisiana...................
Maine.......................
Maryland....................
Massachusetts...............
Michigan....................
Minnesota...................
Mississippi.................
Missouri....................
Montana.....................
Nebraska....................
Nevada......................
New Hampshire...............
New Jersey..................
New Mexico..................
New York....................
North Carolina..............
North Dakota................
Ohio........................
Oklahoma....................
Oregon......................
Pennsylvania................
Rhode Island................
South Carolina..............
South Dakota................
Tennessee...................
Texas.......................
Utah........................
Vermont.....................
Virginia....................
Washington..................
West Virginia...............
Wisconsin...................
Wyoming.....................
   TOTAL....................

                              DISTRIBUTION OF CLTVS

                  RANGE OF                      NUMBER OF               AGGREGATE                   % OF AGGREGATE
                 CLTV RATIOS                 MORTGAGE LOANS         PRINCIPAL BALANCE              PRINCIPAL BALANCE
                 -----------                 --------------         -----------------              -----------------
     90.01  - 95.00%.................
     85.01  - 90.00..................
     80.01  - 85.00..................
     75.01  - 80.00..................
     70.01  - 75.00..................
     65.01  - 70.00..................
     60.01  - 65.00..................
     55.01  - 60.00..................
     50.01  - 55.00..................
     00.01  - 50.00..................
         TOTAL.......................

                              DISTRIBUTION OF LTVS


                  RANGE OF                      NUMBER OF               AGGREGATE                   % OF AGGREGATE
                 LTV RATIOS                  MORTGAGE LOANS         PRINCIPAL BALANCE              PRINCIPAL BALANCE
                 ----------                  --------------         -----------------              -----------------
     90.01  - 95.00%.................
     85.01  - 90.00..................
     80.01  - 85.00..................
     75.01  - 80.00..................
     70.01  - 75.00..................
     65.01  - 70.00..................
     60.01  - 65.00..................
     55.01  - 60.00..................
     50.01  - 55.00..................
     00.01  - 50.00..................
         TOTAL.......................


                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                               (JUNIOR LIENS ONLY)


                   RANGE OF                       NUMBER OF               AGGREGATE                   % OF AGGREGATE
              JUNIOR LIEN RATIOS               MORTGAGE LOANS         PRINCIPAL BALANCE              PRINCIPAL BALANCE
              ------------------               --------------         -----------------              -----------------
      0.001 - 10.000%.................
     10.001 - 20.000..................
     20.001 - 30.000..................
     30.001 - 40.000..................
     40.001 - 50.000..................
     50.001 - 60.000..................
     60.001 - 70.000..................
     70.001 - 80.000..................
     80.001 - 90.000..................
     90.001 -100.000..................
         TOTAL........................

                                                REMAINING TERM TO MATURITY DISTRIBUTION


                                                NUMBER OF               AGGREGATE                   % OF AGGREGATE
                   MONTHS                    MORTGAGE LOANS         PRINCIPAL BALANCE              PRINCIPAL BALANCE
                   ------                    --------------         -----------------              -----------------
       1 - 12..........................
      13 - 24..........................
      25 - 36..........................
      37 - 48..........................
      49 - 60..........................
      61 - 72..........................
      73 - 84..........................
      85 - 96..........................
      97 - 108.........................
     109 - 120.........................
     121 - 132.........................
     133 - 144.........................
     145 - 156.........................
     157 - 168.........................
     169 - 180.........................
     181 - 192.........................
     193 - 204.........................
     205 - 216.........................
     217 - 228.........................
     229 - 240.........................
     253 - 264.........................
     265 - 276.........................
     289 - 300.........................
     301 - 312.........................
     313 - 324.........................
     325 - 336.........................
     337 - 348.........................
     349 - 360.........................
         TOTAL.........................

                                                  DISTRIBUTION OF PRINCIPAL BALANCES


                  RANGE OF                      NUMBER OF               AGGREGATE                   % OF AGGREGATE
             PRINCIPAL BALANCES              MORTGAGE LOANS         PRINCIPAL BALANCE              PRINCIPAL BALANCE
             ------------------              --------------         -----------------              -----------------
     $      0 -   5,000.................
        5,001 -  10,000.................
       10,001 -  15,000.................
       15,001 -  20,000.................
       20,001 -  25,000.................
       25,001 -  30,000.................
       30,001 -  35,000.................
       35,001 -  40,000.................
       40,001 -  45,000.................
       45,001 -  50,000.................
       50,001 -  55,000.................
       55,001 -  60,000.................
       60,001 -  65,000.................
       65,001 -  70,000.................
       70,001 -  75,000.................
       75,001 -  80,000.................
       80,001 -  85,000.................
       85,001 -  90,000.................
       90,001 -  95,000.................
       95,001 - 100,000.................
      100,001 - 150,000.................
      150,001 - 200,000.................
      200,001 - 250,000.................
      250,001 - 300,000.................
      300,001 - 350,000.................
         TOTAL..........................



                                                    DISTRIBUTION OF MORTGAGE RATES


              RANGE OF                     NUMBER OF                AGGREGATE                   % OF AGGREGATE
           MORTGAGE RATES                MORTGAGE LOANS         PRINCIPAL BALANCE              PRINCIPAL BALANCE
           --------------                --------------         -----------------              -----------------
      6.001  -7.000%...................
      7.001  -8.000....................
      8.001  -9.000....................
      9.001  -10.000...................
     10.001  -11.000...................
     11.001  -12.000...................
     12.001  -13.000...................
     13.001  -14.000...................
     14.001  -15.000...................
     15.001  -16.000...................
     16.001  -17.000...................
     17.001  -18.000...................
         TOTAL.........................


                                                     DISTRIBUTION OF PROPERTY TYPES


                                                 NUMBER OF               AGGREGATE                     % OF AGGREGATE
                 PROPERTY TYPE                 MORTGAGE LOANS        PRINCIPAL BALANCE               PRINCIPAL BALANCE
                 -------------                 --------------        -----------------               -----------------
     SF Detached/De Minimis PUD.............
     SF Row House/Townhouse/ Condo..........
     Two to Four Family Homes...............
     Prefabricated Single Family............
         TOTAL..............................


                                                   DISTRIBUTION OF OCCUPANCY STATUS


                                                 NUMBER OF               AGGREGATE                     % OF AGGREGATE
               OCCUPANCY STATUS                MORTGAGE LOANS        PRINCIPAL BALANCE               PRINCIPAL BALANCE
               ----------------                --------------        -----------------               -----------------
     Owner occupied*......................
     Non-owner occupied...................
         TOTAL............................
-------------------


                                                       DISTRIBUTION OF SEASONING


                MONTHS ELAPSED                   NUMBER OF               AGGREGATE                     % OF AGGREGATE
               SINCE ORIGINATION               MORTGAGE LOANS        PRINCIPAL BALANCE               PRINCIPAL BALANCE
               -----------------               --------------        -----------------               -----------------
         0 -  6...........................
         7 -  12..........................
        13 -  24..........................
        49 -  60..........................
        73 -  84..........................
        85 -  96..........................
        97 - 108..........................
       109 - 120..........................
       121 - 132..........................
       133 - 144..........................
       145 - 156..........................
         TOTAL............................

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         During the Pre-Funding Period, the Sale and Servicing Agreement permits the Trust to acquire up to approximately $_______ aggregate principal balance of Subsequent Mortgage Loans for assignment to the Trust. Accordingly, the statistical characteristics of the Trust will vary as of any Subsequent Cut-Off Date upon the acquisition of the Subsequent Mortgage Loans which are assigned to the Trust.

ADJUSTABLE RATE MORTGAGE LOAN POOL

         The adjustable rate Mortgage Loans in the Statistic Calculation Pool consist of ___ loans under which the related Mortgaged Properties are located in ____ states, as set forth herein. The adjustable rate Mortgage Loans in had an aggregate principal balance of $___________, the minimum principal balance of any of such Mortgage Loans was $______ , the maximum principal balance thereof was $__________ and the average principal balance of such Mortgage Loans was approximately $_______ . The weighted average current Mortgage Rate of the adjustable rate Mortgage Loans was _____% and the weighted average margin was ____ %.

         The adjustable rate Mortgage Loans have original terms to stated maturity from ____ months to 360 months, remaining terms to stated maturity from ____ months to 360 months, a weighted average remaining term to stated maturity of ____ months, a weighted average original term to stated maturity of ____ months and a weighted average seasoning of 1 month. No adjustable rate Mortgage Loan had a stated maturity later than ___________. All of the adjustable rate Mortgage Loans require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates.

         The weighted average loan-to-value ratio of the adjustable rate Mortgage Loans included was _______%. All of the adjustable rate Mortgage Loans were secured by first mortgages.

         _____% of the Mortgage Loans bear interest (in some instances, following an initial fixed-rate period) at a six-month LIBOR rate, plus a margin. _____% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; _____% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association ("FNMA"), on the first business day of the month; ____% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of the Wall Street Journal, Western Edition, on the most recent daily quote available; _____% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the last business day of the month; ______% are indexed on other six-month LIBOR rates; and ______ are indexed on the weekly average of the one-year constant maturity treasury.

         With respect to the adjustable rate Mortgage Loans _____, ____% of such Mortgage Loans bear interest at a fixed rate of interest for a two-year period following origination, ____% of such Mortgage Loans bear interest at a fixed rate of interest for a three-year period following origination, ____% of such Mortgage Loans bear interest at a fixed rate of interest for a five-year period following origination. After such initial periods, such Mortgage Loans bear interest at adjustable rates, as described above.

         ____% of the adjustable rate loans have semi-annual interest rate and semi-annual payment adjustment frequencies. _____% of the loans in the Trust have annual interest rate and annual payment adjustment frequencies. The margins for the adjustable rate Mortgage Loans range from ____ to _____. ________% of the adjustable rate Mortgage Loans have a periodic rate adjustment cap of 1.00%; ______ of such Mortgage Loans have a periodic rate adjustment cap of 1.50%;
_____% of the adjustable rate

Mortgage Loans have a periodic rate adjustment cap of 2.00%; ____% have a periodic rate adjustment cap of 3.00%; and ____% have other periodic rate adjustment caps. _____ of the adjustable rate Mortgage Loans have a lifetime cap of 7.00%; ______% have a lifetime cap of 6.50%; _____% have a lifetime cap of 6.00% and _____% have other lifetime caps. The weighted average number of months until the next reset date is approximately ____ months. The weighted average maximum Mortgage Rate was approximately _____ , with maximum Mortgage Rates that range from _____ to ____ . The weighted average minimum Mortgage Rate was approximately _____, with minimum Mortgage Rates that range from _____ to
______.

         The following tables describe the adjustable rate Mortgage Loans and the related Mortgaged Properties based upon the adjustable Statistic Calculation Pool as of the opening of business on the Initial Cut-Off Date.


                                                        GEOGRAPHIC DISTRIBUTION

                                 NUMBER OF                    AGGREGATE                           % OF AGGREGATE
          STATE               MORTGAGE LOANS              PRINCIPAL BALANCE                     PRINCIPAL BALANCE
          -----               --------------              -----------------                     -----------------









                                                         DISTRIBUTION OF CLTVS

                   RANGE OF                       NUMBER OF                 AGGREGATE               % OF AGGREGATE
                  CLTV RATIOS                   MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
                  -----------                   --------------          -----------------         -----------------






            TOTAL....................


                                                         DISTRIBUTION OF LTVS


                   RANGE OF                       NUMBER OF                 AGGREGATE               % OF AGGREGATE
                  LTV RATIOS                    MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
                  ----------                    --------------          -----------------         -----------------






                                                DISTRIBUTION OF CURRENT MORTGAGE RATES


                RANGE OF CURRENT                  NUMBER OF                 AGGREGATE               % OF AGGREGATE
                 MORTGAGE RATES                 MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
                 --------------                 --------------          -----------------         -----------------









           TOTAL.....................


                                                REMAINING TERM TO MATURITY DISTRIBUTION


            REMAINING TERM                    NUMBER OF                AGGREGATE               % OF AGGREGATE
             TO MATURITY                   MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
             -----------                   --------------          -----------------          -----------------






      TOTAL.....................



                                                  DISTRIBUTION OF PRINCIPAL BALANCES


                RANGE OF                        NUMBER OF                AGGREGATE               % OF AGGREGATE
           PRINCIPAL BALANCES                MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
           ------------------                --------------          -----------------         -----------------























        TOTAL....................

                                                     DISTRIBUTION OF PROPERTY TYPES


                                              NUMBER OF                 AGGREGATE               % OF AGGREGATE
             PROPERTY TYPE                  MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
             -------------                  --------------          -----------------         -----------------
SF Detached/De Minimis PUD..........
SF Row House/Townhouse/Condo........
Two to Four Family Homes............
Prefabricated Single Family.........
     TOTAL..........................



                                                   DISTRIBUTION OF OCCUPANCY STATUS


                                              NUMBER OF                 AGGREGATE               % OF AGGREGATE
            OCCUPANCY STATUS                MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
            ----------------                --------------          -----------------         -----------------
Owner occupied*.....................
Non-owner occupied..................
     TOTAL..........................
-----------------------
* Includes vacation and second homes.



                                                       DISTRIBUTION OF SEASONING


             MONTHS ELAPSED                   NUMBER OF                 AGGREGATE               % OF AGGREGATE
           SINCE ORIGINATION                MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
           -----------------                --------------          -----------------         -----------------





         TOTAL......................

                                                 DISTRIBUTION OF MAXIMUM MORTGAGE RATES


              RANGE OF MAXIMUM                    NUMBER OF                 AGGREGATE              % OF AGGREGATE
               MORTGAGE RATES                   MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
               --------------                   --------------          -----------------         -----------------

















         TOTAL..................

                                                 DISTRIBUTION OF MINIMUM MORTGAGE RATES


            RANGE OF MINIMUM                    NUMBER OF                AGGREGATE               % OF AGGREGATE
             MORTGAGE RATES                  MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
             --------------                  --------------          -----------------         -----------------











        TOTAL...................



                                                        DISTRIBUTION OF MARGINS


                RANGE OF                        NUMBER OF                AGGREGATE               % OF AGGREGATE
                 MARGINS                      MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
                 -------                      --------------         -----------------         -----------------










        TOTAL...................

                                              NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION


             NEXT INTEREST                      NUMBER OF                AGGREGATE               % OF AGGREGATE
            ADJUSTMENT DATE                  MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
            ---------------                  --------------          -----------------         -----------------













      TOTAL.....................

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on a Note will be directly related to the rate of payment of principal of the Mortgage Loans in the Trust, including for this purpose voluntary payment in whole or in part of Mortgage Loans in the Trust prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the Trust by the Sponsor, the Originators or the Master Servicer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among mortgage loans at any time because of specific factors relating to the mortgage loans in the pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR NOTES

         If purchased at other than par, the yield to maturity on a Note will be affected by the rate of the payment of principal of the Mortgage Loans in the Trust. If the actual rate of payments on the Mortgage Loans in the Trust is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         Some of the Mortgage Loans are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. _____% of the Mortgage Loans in the Statistic Calculation Pool by aggregate principal balance had prepayment penalties.

         Some of the Mortgage Loans are fixed-rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on mortgage loans similar to the Mortgage Loans is often smaller than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the Mortgagor's monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. ____% and ____% of the Mortgage Loans in the Statistic Calculation Pool, by aggregate principal balance had prepayment penalties.

         The Final Scheduled Payment Dates for the Notes have been calculated assuming that the Mortgage Loan in the Trust having the latest maturity amortizes according to its terms. [NOTE INSURER] will guarantee payment by __________ (the "Final Scheduled Payment Date").

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal payments on the Mortgage Loans in the Mortgage Loan Pool are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default) or as a result of an early termination of the Trust.

         The model used in this prospectus supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The "100% Prepayment Assumption" assumes a conditional prepayment rate of 3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.55% (precisely, 17/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the synthetic mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for Holders of Notes to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables below were prepared on the basis of the assumptions in the following paragraph and there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Note Principal Balances outstanding and the weighted average lives of the Notes set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

                  (i) THE MORTGAGE LOANS CONSIST OF MORTGAGE LOANS HAVING THE CHARACTERISTICS SET FORTH BELOW,

                  (ii)     THE CLOSING DATE IS ______________,

                  (iii) DISTRIBUTIONS ON THE NOTES ARE MADE ON THE 25TH DAY OF EACH MONTH REGARDLESS OF THE DAY ON WHICH THE PAYMENT ACTUALLY OCCURS, COMMENCING ON ______________ IN ACCORDANCE WITH THE PRIORITIES DESCRIBED HEREIN,

                  (iv) ALL PREPAYMENTS ARE PREPAYMENTS IN FULL AND INCLUDE 30 DAYS' INTEREST THEREON,

                  (v) NO EARLY TERMINATION OF THE TRUST OCCURS, UNLESS OTHERWISE SPECIFIED,

                  (vi)     NO MORTGAGE LOAN IS EVER DELINQUENT,

                  (vii) THE ASSUMED LEVELS OF ONE-MONTH LIBOR, SIX-MONTH LIBOR, AND 1 YEAR CMT ARE ______ , _______ AND ________, RESPECTIVELY,

                  (viii) NOTES HAVE THE RESPECTIVE PASS-THROUGH RATES AND ORIGINAL PRINCIPAL BALANCES AS SET FORTH HEREIN, AND

                  (ix) ALL OF THE SUBSEQUENT MORTGAGE LOANS ARE DELIVERED TO THE TRUST APPROXIMATELY ONE MONTH AFTER THE CLOSING DATE.



                              PREPAYMENT SCENARIOS

                               Scenario I   Scenario II   Scenario III  Scenario IV  Scenario V   Scenario VI   Scenario VII
                               ----------   -----------   ------------  -----------  ----------   -----------   ------------
Fixed Rate Pool(1)...........
Adjustable Rate Pool (2) ....

------------------------

(1)      As a percentage of the Prepayment Assumption.

(2)      As a conditional prepayment rate (CPR) percentage.

                             INITIAL MORTGAGE LOANS

                                               ORIGINAL        REMAINING        ORIGINAL
                                GROSS          TERM TO          TERM TO       AMORTIZATION
                               COUPON          MATURITY        MATURITY           TERM         AMORTIZATION
    PRINCIPAL BALANCE           RATE           (MONTHS)        (MONTHS)         (MONTHS)          METHOD
    -----------------          ------          --------        --------       ------------     ------------











                            SUBSEQUENT MORTGAGE LOANS

                                               ORIGINAL        REMAINING        ORIGINAL
                                GROSS          TERM TO          TERM TO       AMORTIZATION
                               COUPON          MATURITY        MATURITY           TERM         AMORTIZATION
    PRINCIPAL BALANCE           RATE           (MONTHS)        (MONTHS)         (MONTHS)          METHOD
    -----------------          ------          --------        --------       ------------     ------------





                              ADJUSTABLE RATE TRUST

                        NEXT RATE
                       ADJUSTMENT              PERIODIC                                      ORIGINAL   REMAINING
              GROSS       DATE                   CAP        PERIODIC CAP                      TERM TO    TERM TO
  PRINCIPAL   COUPON   (NUMBER OF            (FIRST RESET    (SUBSEQUENT     LIFE     LIFE   MATURITY   MATURITY             RESET
   BALANCE     RATE      MONTHS)    MARGIN      DATE)       RESET DATES)     CAP     FLOOR   (MONTHS)   (MONTHS)   INDEX   FREQUENCY
  ---------   ------   ----------   ------   ------------   ------------    ------   -----   --------   --------   -----   ---------




         The following tables set forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios". The percentages have been rounded to the nearest 1%.

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth above, which only demonstrate how the Mortgage Loans may behave under varying prepayment scenarios. It is unlikely that the Mortgage Loans will prepay at the same levels of CPR or in accordance with the Prepayment Assumptions. Moreover, the varying remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the foregoing tables.


            PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING


                     Dates         Scenario 1    Scenario 2    Scenario 3   Scenario 4    Scenario 5    Scenario 6   Scenario 7
                     -----         ----------    ----------    ----------   ----------    ----------    ----------   ----------


Weighted Average
Life (years) (1)

Weighted Average
Life (years) (2)


(1)      To Maturity

(2)      To 10% Call


         The weighted average life of the Notes has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Note Principal Balance for the Notes as of the Closing Date.

                                 USE OF PROCEEDS

         Concurrently with the sale of the Notes, the Sponsor will cause or direct the Trust to acquire the Mortgage Loans (other than the Subsequent Mortgage Loans) and to pledge such Mortgage Loans to the Indenture Trustee. The Pre-Funding Account and the Capitalized Interest Account will be funded from a portion of the proceeds of the sale of the Notes. The net proceeds from the sale of the Notes will be paid over to the Originators in consideration of the transfer of the Mortgage Loans. Such amount will be determined as a result of the pricing of the Notes through the offering described in this prospectus supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Originators' general funds and will be available for general corporate purposes, including the repayment of debt, including "warehouse" debt secured by the Mortgage Loans (prior to their sale to the Trust) and the purchase of new mortgage loans. The Underwriter (or its affiliates) may have acted as a "warehouse lender" to the Sponsor or one or more of its affiliates and may receive a portion of such proceeds as a repayment of such "warehouse" debt.

         A portion of the Notes may be delivered to Advanta National Bank and/or Advanta Bank Corp. in consideration for the transfer of its Mortgage Loans. This prospectus supplement and the accompanying prospectus also cover the resale of such Notes from time to time by Advanta National Bank Advanta Bank Corp. or their respective affiliates.

                       THE SPONSOR AND THE MASTER SERVICER

GENERAL

         Advanta Mortgage Corp., USA (the "Master Servicer") will service the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers, which may be an affiliate of the Master Servicer. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

THE SPONSOR AND THE MASTER SERVICER

         Advanta Conduit Receivables, Inc. (the "Sponsor"), is a subsidiary of Advanta Mortgage Corp. USA, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company with its principal executive offices located in Spring House, Pennsylvania with assets as of __________________ in excess of $___ billion. Advanta Parent, through its subsidiaries (including the Master Servicer), managed assets (including mortgage loans) in excess of $____ billion as of __________________. See "The Sponsor and the Transferor" and "The Master Servicer" in the prospectus.

         As of __________________, the Master Servicer and its subsidiaries were servicing approximately _______ mortgage loans in the Owned and Managed Servicing Portfolio, representing an aggregate outstanding principal balance of approximately $___ billion, and approximately _______ mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $___ billion. See "The Master Servicer" in the prospectus.

         As of __________________, the Sponsor or its affiliates have issued __ issues of mortgage backed securities with an original balance of approximately $____ billion.

         The Master Servicer understands the implications of the Year 2000 Issue with respect to internal operations as well as external interactions with other third-party business entities. The Master Servicer has assessed the impact of the Year 2000 Issue, and is implementing project plans to modify existing computer programs, convert to new programs or replace systems, to the extent necessary to address the Year 2000 Issue. The Master Servicer's review includes all IT and non-IT systems, applications and vendor lists. See "Risk Factors -- Year 2000 Issue" herein.

         The Indenture Trustee and the Insurer may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until the Indenture Trustee or a successor Master Servicer acceptable to the Insurer (or the Indenture Trustee, if a default with respect to the Insurer has occurred and is continuing) shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the prospectus.

         The Master Servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Insurer, which consent shall not be unreasonably withheld; provided, that any assignee must meet the eligibility requirements for a successor Master Servicer set forth in the Sale and Servicing Agreement. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the prospectus.

         The Master Servicer may enter into Sub-Servicing Agreements with qualified Sub-Servicers with respect to the servicing of all or any portion of the Mortgage Loans in the Trust. The Sale and Servicing Agreement will provide that affiliates of the Master Servicer which are qualified to service mortgage loans are qualified Sub-Servicers. No Sub-Servicing Agreement discharges the Master Servicer from its servicing obligations. See "Mortgage Loan Program -- Sub-Servicers" in the prospectus.

         Upon removal or resignation of the Master Servicer, the Indenture Trustee may solicit bids for a successor Master Servicer and, pending the appointment of a successor Master Servicer, the Indenture Trustee will be required to serve as Master Servicer. If the Indenture Trustee is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, the Indenture Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be acceptable to the Insurer, unless the Insurer has defaulted, in which case the Indenture Trustee's decision shall control.

         The Notes will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, either the Sponsor, the Master Servicer, the Owner Trustee, the Indenture Trustee or any of their affiliates, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

         The Master Servicer will be obligated to advance certain amounts to make up for shortfalls in payments from the underlying mortgagors. See "The Sale and Servicing Agreement -- Delinquency Advances, Compensating Interest and Services Advances" in this prospectus supplement.

                                    THE TRUST

GENERAL

         Advanta Mortgage Loan Trust ____-_ (the "Trust") is a trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (the "Trust Agreement"), dated as of ________________ between Advanta Conduit Receivables, Inc., in its capacity as the Sponsor of the Trust and [OWNER TRUSTEE], as Owner Trustee (the "Owner Trustee"). The Trust will issue notes (the "Notes") in the original aggregate principal amount of $_________. The Trust will also issue certain certificates which represent the ownership interest in the Trust Property (the "Certificates"). The Certificates are not offered hereby but will initially be retained by an affiliate of the Sponsor.

         Prior to its formation, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Mortgage Loans, the other assets of such Trust and any proceeds therefrom, (ii) issuing the Notes and the Certificates,
(iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The property of the Trust (the "Trust Property") shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the related Holders and the Insurer, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans owned by the Trust, (ii) such amounts, including principal collections in respect of the related Mortgage Loans received and interest accrued on or after the Initial Cut-Off Date and each Subsequent Cut-Off Date, as applicable, including eligible investments as from time to time may be held by the Indenture Trustee in the Note Account and by the Master Servicer in the Principal and Interest Account for the Trust (except as otherwise provided in the Sale and Servicing Agreement) but excluding any premium recapture, each to be created pursuant to the Sale and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans in the Trust and any rights of the Sponsor or the Affiliated Originators under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan in the Trust.

         The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon their establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

CERTAIN ACTIVITIES

         The Trust will not, except as expressly provided in the Trust Agreement and Indenture, (i) borrow money (other than through the issuance of the Notes);
(ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property; or
(vii) repurchase or otherwise reacquire its securities.

THE OWNER TRUSTEE

         [OWNER TRUSTEE], the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at [ADDRESS],
Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes and the Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement, the Indenture and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

         [INDENTURE TRUSTEE] is the Indenture Trustee under the Indenture. [INDENTURE TRUSTEE]. is a national banking association with principal offices as of the Closing Date located at [ADDRESS]. The Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

TRANSFER OF MORTGAGE LOANS

         Not later than the Closing Date, the Sponsor will cause the related Originators to transfer the related Mortgage Loans to be conveyed on such date (the "Initial Mortgage Loans") pursuant to one or more Master Mortgage Loan Transfer Agreements between such Originators and the Sponsor (the "Master Transfer Agreements"). In the Master Transfer Agreements each of the Originators will make certain representations and warranties; the Sponsor will assign its rights to enforce such representations and warranties to the Trust.

         Pursuant to the Sale and Servicing Agreement, on the Closing Date the Sponsor will cause or direct the Trust to acquire all right, title and interest of the Originators in each Mortgage Loan listed on the related schedule delivered to the Owner Trustee on the Closing Date (the "Schedule of Mortgage Loans") and all their right, title and interest in all principal collected and all interest due on each such Mortgage Loan (excluding any premium recapture) on or after the Initial Cut-Off Date.

         In connection with the sale of Mortgage Loans to the Trust on the Closing Date, the related Originators will be required to deliver to the Indenture Trustee a file (a "Mortgage Loan File") consisting of, among other things, (i) the original Mortgage Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or
(c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Indenture Trustee will agree, for the benefit of the Holders, to review each such file within 90 days after the Closing Date to ascertain that all required documents (or certified copies of documents) have been executed and received.

         The Sale and Servicing Agreement generally requires that there be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Sale and Servicing Agreement) assignments of the Mortgages from the Originators to the Trust, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators; provided, however, that such requirements may be waived by the Insurer under certain circumstances set forth in the Sale and Servicing Agreement.

CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS

         In addition to the Initial Mortgage Loans, certain additional Mortgage Loans (the "Subsequent Mortgage Loans") will be assigned to the Trust from time to time on or prior to the end of the Pre-Funding Period. Subject to certain conditions, the Sponsor may, on certain dates (the "Subsequent Transfer Dates") specified in certain transfer agreements entered into after the Closing Date (the

"Subsequent Transfer Agreements"), or request to be delivered, additional mortgage loans eligible to become Subsequent Mortgage Loans on the next Payment Date in exchange for monies released to the Sponsor from the Pre-Funding Account. The cut-off date for each Subsequent Mortgage Loan will be the opening of business on the first day of the calendar month in which the related Subsequent Transfer Date occurs (the "Subsequent Cut-Off Date").

         Upon assignment of any Mortgage Loan to the Trust during the Pre-Funding Period, the Indenture Trustee shall release to the Sponsor an amount equal to the Principal Balance thereof as of the related Subsequent Cut-Off Date from amounts then on deposit in the Pre-Funding Account.

PRE-FUNDING ACCOUNT FEATURE

         On the Closing Date, up to approximately $_____ (the "Original Pre-Funded Amount") will be deposited in the Pre-Funding Account (the " Pre-Funding Account") in the name of the Indenture Trustee on behalf of the Trust, for the benefit of the Insurer and the Holders of the Notes, from the proceeds of the sale of the Notes. During the period (the "Pre-Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000 or (ii) ________ (the "Pre-Funding Period Termination Date"), the Sponsor may deliver Subsequent Mortgage Loans to the Indenture Trustee for assignment to the Trust in exchange for a corresponding release of money from the Pre-Funding Account in an amount equal to the Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Transfer Date. Each of the Subsequent Mortgage Loans must meet the criteria set forth in the Sale and Servicing Agreement and must be reasonably acceptable to the Insurer. The Sponsor expects that the Original Pre-Funded Amount will be reduced to less than $100,000 by _________. Any amount remaining in the Pre-Funding Account on the Payment Date at the end of the Pre-Funding Period will be used to redeem the Notes.

CAPITALIZED INTEREST ACCOUNTS

         On the Closing Date, the Indenture Trustee will be required to deposit a portion of the sale proceeds of the Notes in an account (the "Capitalized Interest Account") to be used, as necessary, by the Indenture Trustee during the Pre-Funding Period to make up for any shortfalls that may arise in the event that interest collected on the underlying mortgage loans is insufficient to pay all of the interest due to the Noteholders and certain expenses during such period. Any amounts remaining in the Capitalized Interest Account on a Payment Date which were not used for such purposes are required to be paid directly to the Certificateholders on such Payment Date. TERMINATION

         The Indenture will provide that the trust created under the Indenture will terminate upon the disposition of all property in the Trust Estate, or, if earlier, upon the payment to the Holders of all Notes issued under the Indenture of all amounts required to be paid such Holders and to the Insurer of all amounts required to be paid to the Insurer as reimbursement for any prior drawings on the Insurance Policy.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to an Indenture (each, an "Indenture") dated as of ________ between the Trust and [Indenture Trustee] (the "Indenture Trustee"). The summaries of certain provisions of the Indenture set forth below, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indentures, prospective investors in the Notes are advised to review the Indenture.

GENERAL

         The Notes will be secured by the assets of the Trust Estate, as set forth below, created pursuant to the Indenture. The Notes represent non-recourse obligations of the issuing Trust. The only sources of payments on a the Notes will be proceeds of the assets in the Trust Estate and payments under the Insurance Policy. The Notes will not represent an interest in or obligation of the Sponsor, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of, the issuing Trust.

         [NOTE INSURER] the "Insurer") will issue note guaranty insurance policy with respect to the Notes (each, an "Insurance Policy". Certain distributions on the Notes will be unconditionally and irrevocably guaranteed as to the payment on each Payment Date pursuant to the Insurance Policy.

         The assets to be pledged by the issuing Trust to secure the Notes will consist of (i) the Trust Property; (ii) such amounts, including eligible investments as from time to time may be held by the Indenture Trustee in the Note Account for the Trust (except as otherwise provided in the Indenture);
(iii) the issuing Trust's rights under the Sale and Servicing Agreement; (iv) the amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account (as applicable); (v) the Insurance Policy; (vi) rights to receive certain monies on deposit in certain reserve accounts; and (vii) certain other property (collectively, a "Trust Estate").

         Persons in whose name a Note is registered in the Register maintained by the Indenture Trustee are the "Holders" of the Notes or the "Noteholders". For so long as the Notes are in book-entry form with DTC, the only Holder of the Notes as the term "Holder" is used in the Sale and Servicing Agreement and in the Indenture will be Cede. No person acquiring a beneficial interest in a Note (a "Beneficial Owner") will be entitled to receive a note in definitive form (a "Definitive Note") representing such person's interest in the Trust, except in the event that Physical Notes are issued under limited circumstances set forth in each Sale and Servicing Agreement and in each Indenture. All references herein to the Holders of Notes or Noteholders shall mean and include the rights of Beneficial Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in each Sale and Servicing Agreement and in each Indenture. See "Description of the Securities -- Form of Securities" in the prospectus.

         The Notes will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples thereof, with the exception of one Note which may be issued in a lesser amount.

BOOK ENTRY REGISTRATION OF THE NOTES

         The Notes will be book-entry Notes (the "Book-Entry Notes"). The Beneficial Owners may elect to hold their Notes through DTC in the United States, or CEDEL or Euroclear in Europe if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more Notes which in the aggregate equal the principal balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of such Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Holders as that term is used in the Sale and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC Participants. While such Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Notes and is required to receive and transmit distributions of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Consequences -- Foreign Investors" and " -- Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of Notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical Notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical Notes.

         Monthly and annual reports on the Trust provided by the Indenture Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Sale and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

         Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Sponsor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Notes and the Sponsor or the Indenture Trustee is unable to locate a qualified successor, (b) the Sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global Note or Notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, at the Sponsor's expense and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as holders under the Indenture.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Sponsor, the Master Servicer, the Insurer nor the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear, or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by Euroclear, CEDEL or Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT

         All collections on the Mortgage Loans will generally be allocated between amounts collected in respect of interest and amounts collected in respect of principal, as required under the related Mortgage Notes. As to any Payment Date, "Interest Collections" are amounts of interest collected net of the servicing fee and certain reimbursable amounts and expenses with respect to the Mortgage Loans in the Trust during the related Remittance Period and "Principal Collections" are amounts of principal collected with respect to the Mortgage Loans in the Trust during the related Remittance Period. As to any Payment Date, the related "Remittance Period" is the calendar month preceding the month in which such Payment Date occurs.

         The Master Servicer will deposit Interest Collections and Principal Collections in respect of the Mortgage Loans in the Trust in a segregated account (the "Principal and Interest Account") generally within two Business Days of receipt. On each monthly Remittance Date, the Master Servicer will remit these amounts, net of the servicing fee and certain reimbursable amounts, to the Indenture Trustee for deposit into the Note Account. The "Remittance Date" for the Trust is the eighteenth day of each month, or if such day is not a Business Day, the immediately succeeding Business Day.

         With respect to any date, the "Trust Balance" of the Trust will be equal to the aggregate of the Principal Balances of all Mortgage Loans in the Trust plus amounts on deposit in the Pre-Funding Account and amounts on deposit in the Reserve Account as of such date. The "Principal Balance" of a

Mortgage Loan (other than a Liquidated Mortgage Loan) on any date is equal to its Principal Balance as of the Cut-Off Date, minus all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related underlying Mortgage Note prior to such day. The "Principal Balance" of a Liquidated Mortgage Loan is zero.

DISTRIBUTIONS ON THE NOTES

         Beginning with the first Payment Date, distributions on the Notes will be made by the Indenture Trustee or the Paying Agent on each Payment Date to the persons in whose names such Notes are registered at the close of business on the Record Date. The "Record Date" with respect to the Notes will be (i) so long as the Notes are registered in book-entry form, the business day immediately preceding the related Payment Date and (ii) with respect to Definitive Notes, the last business day of the month immediately preceding the related Payment Date. The term "Payment Date" means the twenty-fifth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by electronic funds transfer to the account of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the register of Holders of Notes (the "Note Register") maintained by the Registrar on the Record Date in amounts calculated as described below. For purposes hereof, a "Business Day" is any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

OVERCOLLATERALIZATION PROVISIONS

         The "Overcollateralization Amount" is the amount, if any, by which the Trust Balance exceeds the Note Principal Balance. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization Amount be maintained at a certain level, the "Specified Overcollateralization Amount."

         The Overcollateralization Amount as of the Closing Date will be less than the Specified Overcollateralization Amount, thus requiring an increase in such Overcollateralization Amount on future Payment Dates until such Overcollateralization Amount equals the Specified Overcollateralization Amount.

         Certain cashflow (the "Excess Cashflow"), generally consisting of the sum of (i) excess interest (i.e., the excess of Interest Collections on the Mortgage Loans in the Trust over the sum of interest payable for the Notes plus losses incurred on liquidated mortgage loans, certain fees and reimbursements), plus (ii) related Principal Collections not required to be applied to principal amortization for the Notes or to Reimbursement Amounts, will be applied as a payment of principal on the Notes on each Payment Date to maintain the Overcollateralization Amount at, or to increase it to, the Specified Overcollateralization Amount for such Payment Date. The amount of such Excess Cashflow with respect to the Notes so applied as a payment of principal on a Payment Date is an "Accelerated Principal Payment." The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, the Owner Trustee or any other person, including the Insurer.

         Because the Overcollateralization Amount is equal to the difference between the Trust Balance for the Trust and the outstanding Note Principal Balance of the Notes, the Overcollateralization Amount may be increased to the Specified Overcollateralization Amount by accelerating the amortization of such outstanding Note Principal Balance with Accelerated Principal Payments relative to the amortization of the Mortgage Loans.

         The Insurer may permit the Specified Overcollateralization Amount to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Specified Overcollateralization Amount is an "Overcollateralization Reduction Amount," which may result in a release of cash from the lien of the Indenture in an amount equal to the Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Insurer). The dollar amount of any Overcollateralization Reduction Amount on any Payment Date will reduce the principal payment on that Payment Date.

OVERCOLLATERALIZATION AND THE INSURANCE POLICY

         The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the second Business Day prior to any Payment Date as to which the Indenture Trustee has determined that a shortfall in the Interest Distribution Amount or an Overcollateralization Deficit (as defined below) with respect to the Notes will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Noteholders on such Payment Date. With respect to any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which (x) the Note Principal Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cashflow payments and any Available Crossover Amounts (as defined below) applied as principal, exceeds (y) the Trust Balance as of the end of the applicable Remittance Period.

         The effect of both the overcollateralization provisions and the Insurance Policies is to provide for the ultimate payment of the full amount of the Note Principal Balance. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of the Note Principal Balance.

INTEREST DISTRIBUTIONS

         Interest on the Notes will be payable monthly on each Payment Date at the Note Interest Rate for the related Interest Accrual Period.

         INTEREST DISTRIBUTION AMOUNT; INTEREST ACCRUAL PERIODS.

         Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (the "Interest Accrual Period") on the basis of the actual number of days in the Interest Accrual Period and a 360-day year. For any Payment Date, the interest then due on the Notes (calculated using the Note Interest Rate and exclusive of any Available Funds Cap Current Amount or Available Funds Cap Carry-Forward Amount) plus any interest carry-forward amounts from prior Payment Dates (which interest carry-forward amounts could only arise upon the failure of the Insurer to pay the interest then due calculated using the Note Interest Rate in the amounts required under the Insurance Policy) is the "Interest Distribution Amount" for such Payment Date.

         NOTES

         The "Note Interest Rate" for the initial Interest Accrual Period will equal a per annum rate of interest equal to One-Month LIBOR plus ____%. The Note Interest Rate for each subsequent Interest Period will equal a per annum rate of interest equal to the lesser of (i) for each Interest Accrual Period ending on or prior to the Initial Redemption Date, a per annum rate of interest equal to One-Month LIBOR plus .____%, and for each Interest Period thereafter, a per annum rate of interest equal to One-Month LIBOR plus ___% and (ii) the Available Funds Cap Rate.

         The "Fixed Rate Available Funds Cap Rate," as of any Payment Date, equals an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Indenture Trustee's Fee, the Owner Trustee's Fee and the premiums due to the Insurer, on such Payment Date, minus (iii) commencing on the seventh Payment Date following the Closing Date, an amount equal to 0.75% per annum times the aggregate Principal Balance of the Mortgage Loans as of the beginning of such related Remittance Period, divided by (b) the aggregate Principal Balance of the Mortgage Loans in the Trust as of the beginning of such related Remittance Period calculated on the basis of a 360 day year and the actual number of days elapsed.

         The "Note Formula Rate" for any Payment Date shall be equal to a per annum rate of interest described in clause (i) of the definition of Note Interest Rate.

         The "Note Formula Capped Rate" for any Payment Date shall be equal to the lesser of (i) the Note Formula Rate for such Payment Date and (ii) ____%.

         CARRY-FORWARD FEATURE FOR AVAILABLE FUNDS CAP SHORTFALLS.

         In the event that, on any Payment Date, the Available Funds Cap Rate limits the Note Interest Rate (i.e., the rate set by the Available Funds Cap Rate is less than the Note Formula Rate), the excess of the amount of interest due based on the Note Formula Rate over the interest due based on the Available Funds Cap Rate (the "Available Funds Cap Current Amount") will be paid on such Payment Date from Excess Cashflow or Available Crossover Amounts, if any. The Available Funds Cap Current Amount not paid from the Excess Cashflow or Available Crossover Amounts, together with interest thereon at the then-applicable Note Formula Rate, will be carried-forward (the "Available Funds Cap Carry-Forward Amount") and due on future Payment Dates. The Insurer does not guarantee the payment of, nor do the ratings assigned to the Notes address the likelihood of payment of, any Available Funds Cap Current Amount or any Available Funds Cap Carry-Forward Amount and the payment of such amount may only be funded from the Excess Cashflow, to the extent described herein. If the Master Servicer, acting directly or through one or more affiliates, or the Certificateholder exercises its right to an Optional Redemption, then none of the Available Funds Cap Current Amount or the Available Funds Cap Carry-Forward Amount then owing may be paid in full.

CALCULATION OF LIBOR

         On the second business day preceding each Payment Date or, in the case of the first Payment Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Interest Accrual Period for the Notes on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Screen 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks", means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or be under common control with, the Sponsor.

         On each Interest Determination Date, LIBOR for the related Interest Accrual Period for the Notes will be established by the Indenture Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provides such offered quotations, LIBOR for the related Interest Accrual Period for the Note shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (b) If on such Interest Determination Date two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period for the Notes shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the on-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at 1-800-735-7777.

PRINCIPAL DISTRIBUTIONS

         SCHEDULED PRINCIPAL. On each Payment Date, the Noteholders will be entitled to payments of the Scheduled Principal Distribution Amount in reduction of the Note Balance. The "Scheduled Principal Distribution Amount" on any Payment Date will consist of the excess of (i) the sum of Principal Collections with respect to the Trust plus the outstanding Principal Balances of all Mortgage Loans in the Trust which became Defaulted Mortgage Loans (as defined below) during the prior Remittance Period over (ii) the Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

         A "Defaulted Mortgage Loan" is a Mortgage Loan which is more than 180 days delinquent (irrespective of grace periods) or which has become a Liquidated Mortgage Loan.

         ACCELERATED PRINCIPAL. In addition, on any Payment Date with respect to which there exists Excess Cashflow with respect to the Trust, such amount will be distributed in reduction of the Principal Balance of the Notes to the extent required to increase the related Overcollateralization Amount to the Specified Overcollateralization Amount applicable on such Payment Date.

FLOW OF FUNDS

         The Indenture Trustee shall deposit to a certain account (the "Note Account"), without duplication, upon receipt (i) any Insured Payments received with respect to the Notes, (ii) the proceeds of any liquidation of the assets of the Trust, to the extent that such proceeds relate to the Trust, the Principal Collections, the Interest Collections and certain other amounts remitted by the Master Servicer or any sub-servicer, together with certain other specified amounts (the amounts specified in clause (ii), being "Available Funds" for the related Payment Date).

         On the Payment Dates occurring in ____________________________ with respect to the Notes, the Indenture Trustee shall deposit into the Note Account, as additional Available Funds, amounts withdrawn from the Pre-Funding Account and amounts withdrawn from the Capitalized Interest Account for such Payment Dates.

         With respect to the Note Account on each Payment Date, and to the extent of Available Funds, the Indenture Trustee shall make the following allocations, disbursements and transfers from amounts then on deposit in the Note Account in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

         (i) first, certain fees due to the Indenture Trustee and the Owner Trustee;

         (ii) second, provided no Insurer Default has occurred and is continuing, the Premium Amount payable to the Insurer;

         (iii) third, to the Holders of the Notes, the related Interest Distribution Amount for such Payment Date;

         (iv) fourth, to the Holders of the Notes as a distribution of principal, the Scheduled Principal Distribution Amount for such Payment Date;

         (v) fifth, to the Holders of the Notes, as a distribution of principal, the related Overcollateralization Deficit for such Payment Date;

         (vi) sixth, to the Insurer, the Reimbursement Amount, if any, then due to it;

         (vii) seventh, to the Holders of the Notes, the Accelerated Principal Payment, if any;

         (viii) eighth, to the Holders of the Notes, the amount of any Available Funds Cap Current Amount for such Payment Date;

         (ix) ninth, to the Holders of the Notes, the amount of any Available Funds Cap Carry-Forward Amount then due;

         (x) tenth, to the Master Servicer, reimbursement for Servicing Advances to the extent not previously reimbursed and reimbursement for Nonrecoverable Servicing Advances to the extent not previously reimbursed;

         (xi) eleventh, certain expenses due to the Indenture Trustee to the extent not previously reimbursed and the Owner Trustee; and

         (xii) twelfth, to the Certificateholders, any amount remaining on deposit in the Note Account.

         On each Determination Date the Indenture Trustee shall determine, with respect to the immediately following Payment Date, whether a draw is required to be made under the respective Policy for the purpose of pre-funding a Deficiency Amount (as defined below under "The Insurance Policy"). With respect to each Payment Date, the "Determination Date" is the fourth Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and the Indenture Trustee.

OPTIONAL REDEMPTION OF THE NOTES

         The Notes will be subject to redemption, in whole but not in part, at the option of the Master Servicer, acting directly or through one or more affiliates, the Certificateholder or the Insurer on or after the first Payment Date (such date, the "Initial Redemption Date") on which the outstanding aggregate Note Principal Balance of the Notes had declined to 10% or less of the Note Principal Balance of the Notes as of the Closing Date (the date on which the Notes are to be redeemed, the "Redemption Date").

         The Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance, plus accrued but unpaid interest thereon through the end of the Interest Accrual Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the Insurer under the Insurance Agreement are paid in full to the Insurer. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Insurer at least ten days prior to the Payment Date set for such redemption.

         The payment on the final Payment Date in connection with the redemption of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes.

MANDATORY REDEMPTION OF THE NOTES

         The Notes will be redeemed in part on the payment date occurring following the end of the Pre-Funding Period, to the extent of any cash remaining in the Pre-Funding Account on such payment date after the purchase by the trust of additional mortgage loans, if any.

PAYMENTS TO THE CERTIFICATEHOLDERS

         With respect to the Trust, on each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Notes and other distributions required on such Payment Date will be released to the holder(s) of the Certificates of the Trust, free of the lien of the Indenture. Such amounts will not be available to make payments on the Notes or payments to the Insurer on any subsequent Payment Date.

EVENTS OF DEFAULT UNDER INDENTURE

         The following constitute Events of Default under each Indenture: (i) the failure on any Payment Date, after taking into account all payments made in respect of the Notes on such Payment Date, to pay interest on the Notes at the Note Formula Capped Rate; (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the issuing Trust; (iii) default by the issuing Trust in the observation of certain events specified in the Indenture relating to the sale or other disposition of certain assets of the Trust Estate; a claim against, or deduction by the issuing Trust from, the principal or interest on the Notes; the priority, validity or effectiveness of the lien of the Indenture is permitted by the issuing Trust to be impaired; (iv) default by the issuing Trust in the observation of covenants not otherwise specified and such default shall continue for 30 days after notice; (v) any representation or warranty of the issuing Trust shall have been incorrect in any material respect when made and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; or (vi) the failure to pay in full the principal of the Notes on the Final Scheduled Payment Date. The Indenture Trustee shall, at the direction of the Insurer, or with the consent of the Insurer (so long as a default by the Insurer shall not have occurred and be continuing), at the direction of Holders of the Notes evidencing at least 50% of the Note Principal Balance, declare an Event of Default upon the occurrence of any such event. Upon such declaration of an Event of Default, the Indenture Trustee will publish a notice of the occurrence of such event. If so directed by the Insurer or, with the consent of the Insurer (so long as a default by the Insurer shall not have occurred and be continuing), the Holders of the Notes evidencing at least 50% of the Note Principal Balance, the Indenture Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in the Trust in a commercially reasonable manner and on commercially reasonable terms. If no Event of Servicing Termination (as defined in the Sale and Servicing Agreement) has occurred with respect to such Trust and if the Insurer consents, any such sale, disposal or liquidation and such sale, disposal or liquidation will be "servicing retained" by the Master Servicer. The net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer, and then the amount required to reduce the Note Principal Balance of the Notes, together with all accrued and unpaid interest due thereon, to zero will be distributed to the Holders of the Notes. If such sale, disposition or liquidation has been directed by or approved by the Insurer, the Policy will cover any amount by which such remaining net proceeds are insufficient to pay such amounts. All remaining net proceeds will be distributed to the Certificateholders.

                                   THE INSURER

         The following information has been supplied by [NOTE INSURER] (the "Insurer") for inclusion in this prospectus supplement. No representation is made by the Sponsor, the Master Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of such information

         The consolidated financial statements of [NOTE INSURER] and its subsidiaries as of December 31, ____ and December 31, ____ and for the three years ended December 31, ____, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [NOTE INSURER] (which was filed with the Commission on ______________, Commission File No. _______) and the consolidated financial statements of [NOTE INSURER] and its subsidiaries as of __________________ for the periods ending __________________
and __________________ included in the Quarterly Report on Form 10-Q of [NOTE INSURER] for the period ended __________________ (which was filed with the Commission on _________________) are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of [NOTE INSURER] and its subsidiaries included in documents filed by [NOTE INSURER] with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of [NOTE INSURER] as of December 31, _____, December 31, ____, December 31, ____ and
__________________, respectively, in conformity with generally accepted accounting principles.

                                 [NOTE INSURER]
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)



Unearned premiums..............

Other liabilities..............

Total liabilities..............

Stockholder's equity: (1)

  Common stock.................

  Additional paid-in capital...
  Accumulated other
  comprehensive income........

  Retained earnings............

Total stockholder's equity.....

Total liabilities and
stockholder's
  equity.......................

(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by [NOTE INSURER] effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect [NOTE INSURER]'s financial position or results of operations.

         For additional financial information concerning [NOTE INSURER], see the audited and unaudited financial statements of [NOTE INSURER] incorporated by reference herein. Copies of the financial statements of [NOTE INSURER] incorporated herein by reference and copies of [NOTE INSURER]'s annual statement for the year ended December 31, ____ prepared in accordance with statutory accounting standards are available, without charge from [NOTE INSURER]. The address of [NOTE INSURER]'s administrative offices and its telephone number are [ADDRESS].

         [NOTE INSURER] makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by [NOTE INSURER] and presented under the headings "The Insurance Policies" and "The Insurer" and in the financial statements incorporated herein by reference.

                              THE INSURANCE POLICY

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Insurance Policy, agrees unconditionally and irrevocably to pay to the Indenture Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

         The Insurer will make such payments to the Indenture Trustee from its own funds on the later of (a) two Business Days following delivery of the Notice to the Insurer of Nonpayment or (b) the Business

Day on which the Insured Amounts are Due for Payment. The Insurer shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Indenture Trustee, the Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Insurance Policy and no accelerated payment of Insured Amounts shall be made regardless of any acceleration of any of the Notes, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, the Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any prepayment penalty or other accelerated payment which at any time may become due on or with respect to any Insured Obligation, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to make any payment due the Holders of the Insured Obligations. The Insurance Policy does do not cover, and Insured Amounts do not include, any shortfalls due to the application of the Relief Act, Compensating Interest, any Available Funds Cap Current Amounts and Available Funds Cap Carry-Forward Amounts.

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day of a certified copy of the order requiring the return of a preference payment, and such other documentation as is reasonably required by the Insurer, such documentation being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day.

         Insured Payments due under each Insurance Policy unless otherwise stated therein will be disbursed by the Insurer to the Indenture Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment.

         As used herein, the following terms shall have the following meanings:

         "Deficiency Amount" means the excess, if any, of Required Payments over the Net Available Distribution Amount for such Payment Date.

         "Due for Payment" shall mean with respect to an Insured Amount, the Payment Date on which Insured Amounts are due or, with respect to an Insured Payment which is a Preference Amount, the Business Day on which the required documentation referred to above has been received by the Insurer.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any Insured Obligation.

         "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount (including any amounts paid in respect of an Insufficiency Amount) for such Payment Date.

         "Insured Obligations" shall mean the Notes.

         "Insured Payments" shall mean, the aggregate amount actually paid by the Insurer to the Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

         "Net Available Distribution Amount" means, with respect to the Trust and any Payment Date, the sum of (i) the amount on deposit in the Note Account on such Payment Date, minus the Indenture Trustee's Fee and the Owner Trustee's Fee and minus the premium then due to the Insurer, plus (ii) any Available Crossover Amounts available from the Trust.

         "Nonpayment" shall mean, with respect to any Payment Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" means the notice sent in writing by telecopy, substantially in the form of Exhibit A attached to each Insurance Policy, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

         "Preference Amount" means any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Indenture Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Required Payments" shall mean, as of any Payment Date, the sum of (i) the Interest Distribution Amount and (ii) any Overcollateralization Deficit.

         Any notice under each Insurance Policy may be made at the address listed below for the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Insurer is One State Street Plaza, New York, New York 10004 Attention: General Counsel, or such other address as the Insurer shall specify to the Trustee in writing. Each Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY EACH INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Insurance Policies are not cancelable for any reason. The premium on each Insurance Policy is not refundable for any reason.

                        THE SALE AND SERVICING AGREEMENT

         In addition to the provisions of the Sale and Servicing Agreement summarized elsewhere in this prospectus supplement and the prospectus, there is set forth below a summary of certain other provisions of the Sale and Servicing Agreement. The summaries of certain provisions of the Sale and Servicing Agreement set forth below, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Sale and Servicing Agreement, prospective investors in the Notes are advised to review the Sale and Servicing Agreement.

DELINQUENCY ADVANCES, COMPENSATING INTEREST AND SERVICING ADVANCES

         The Master Servicer will be obligated to make Delinquency Advances to the extent that such Delinquency Advances, in the Master Servicer's reasonable judgment, are recoverable from the related Mortgage Loan. Delinquency Advances are recoverable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds for such Mortgage Loan and

(iii) from certain excess cash flows not applied for any other purpose. "Delinquency Advances" are amounts deposited into the Principal and Interest Account by the Master Servicer equal to the sum of the interest portions (net of the Servicing Fees and certain other administrative amounts, if any) due, but not collected with respect to delinquent Mortgage Loans during the related Remittance Period. No Delinquency Advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such Delinquency Advance would not ultimately be recoverable from the related Mortgage Loan (any such advance, a "Nonrecoverable Delinquency Advance"); and if previously made by the Master Servicer, a Nonrecoverable Delinquency Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distributions being made to Noteholders.

         The Master Servicer will also be obligated to make Servicing Advances on a timely basis. "Servicing Advances" means any "out-of-pocket" costs and expenses, incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would not be recoverable. No Servicing Advance will be required to be made by the Master Servicer, if in the good faith judgment of the Master Servicer, such Servicing Advance would not be recoverable from the related Mortgage Loan (any such advance, a "Nonrecoverable Servicing Advance"); and if previously made by the Master Servicer, a Servicing Advance and a Nonrecoverable Servicing Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distribution being made to Noteholders.

         In addition, the Master Servicer will also be required to deposit Compensating Interest in a Trust's Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan owned by such Trust during the related Remittance Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's interest rate on the principal balance as of the first day of the related Remittance Period and
(y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan. The Master Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Remittance Period nor will the Master Servicer be required to pay Compensating Interest as a result of the application of the Relief Act or due to partial Prepayments.

SERVICING COMPENSATION

         The Master Servicer is entitled to retain an annual servicing fee, payable monthly, of 0.50% of the total principal balance of the Mortgage Loans underlying the Trust. See "The Pooling and Servicing Agreement --Servicing and other Compensation and Payments of Expenses; Originator's Retained Yield" in the prospectus.

GOVERNING LAW

         The Sale and Servicing Agreement and each Note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Holders in light of their personal investment circumstances or to certain types of Holders subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

         The Trust will not elect initially to be treated as a REMIC under the Code but may elect to do so in the future. Should a Trust elect to be treated as a REMIC, the Notes would be designated as the regular interests in such REMIC. See "Certain Federal Income Tax Consequences - - REMICs" in the prospectus.

         Absent a REMIC election, the Notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C) of the Code.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the Indentures and other relevant documents and assuming compliance with the terms of the Indenture as in effect on the date of issuance of the Notes, Dewey Ballantine LLP, special tax counsel to the Sponsor ("Tax Counsel"), is of the opinion that based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and such investigations as it deemed appropriate, the portion of the Notes consisting of the right to receive interest at the Note Formula Capped Rate (the "Capped Notes") will be treated as debt instruments for federal income tax purposes as of such date and the portion of the Notes consisting of the right to receive interest in excess of the Note Formula Capped Rate and up to the Note Interest Rate (the "Available Funds Amount") will be treated as a notional principal contract. See "Certain Federal Income Tax Consequences -- Debt Securities" in the prospectus. In addition, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership) or a taxable mortgage pool.

         The Trust and the Holders of the Notes express in the Indenture their intent that, for applicable tax purposes, the Capped Notes will be indebtedness secured by the Mortgage Loans. The Originator, the Sponsor and the Holders of the Notes, by accepting the Notes, and each Holder by its acquisition of a beneficial interest in a Note, have agreed to treat the Capped Notes as indebtedness for federal, state and local income and franchise tax purposes. Investors should be aware that no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation. Because different criteria are used to determine the non-tax accounting characterization of the transaction, the Originator intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on these factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Originator and has not been transferred to the Holders of the Notes.

         Beneficial Owners of the Capped Notes and the related right to receive the Available Funds Amount will be treated for tax purposes as owning two separate investments: a debt instrument and the right to receive the Available Funds Amount. The Owners of the Notes must allocate the purchase price of the Notes between these two investments based on their relative fair market values. The purchase price allocated to the Capped Notes will be the issue price used for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium" in the prospectus and "-- Original Issue Discount" herein.

         A Beneficial Owner of a Capped Note and the related right to receive the Available Funds Amount will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Note. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Available Funds Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the Available Funds Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

TAXATION OF INTEREST INCOME OF HOLDERS

         INTEREST INCOME ON THE CAPPED NOTES. As a general rule, interest paid or accrued on the Capped Notes will be treated as ordinary income to the holders thereof. A Holder of the Notes using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Capped Notes in ordinary income as such interest accrues, while a Holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder.

         ORIGINAL ISSUE DISCOUNT. It is anticipated, and this discussion assumes, that the Capped Notes will not have any original issue discount ("OID") other than possibly OID within de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code, generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Material Federal Income Consequences -- Discount and Premium -- Original Issue Discount" in the prospectus.

         MARKET DISCOUNT. A subsequent purchaser who buys a Capped Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of a Capped Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Capped
Note immediately after such purchaser acquired the Note. In general, market discount on a Capped Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence. See "Material Federal Income Consequences -- Discount and Premium -- Market Discount" in the prospectus.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a debt instrument at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included income.

         Notwithstanding the above rules, market discount on a debt instrument will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the debt instrument multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on such debt instrument and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         MARKET PREMIUM. A subsequent purchaser who buys a Capped Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption. See "Material Federal Income Consequences -- Discount and Premium -- Premium" in the prospectus.

SALE OR REDEMPTION OF NOTES

         If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium.

TAXATION OF CERTAIN FOREIGN INVESTORS

         Interest payments (including OID, if any) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person. See "Material Federal Income Consequences -- Foreign Investors" in the prospectus.

BACKUP WITHHOLDING

         Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner. See "Material Federal Income Consequences -- Backup Withholding" in the prospectus.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Although, as described above, it is the opinion of Tax Counsel that the Capped Notes are properly characterized as debt for federal income tax purposes and the Available Funds Amount will be treated as a notional principal contract, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement with respect to the Notes constitutes a sale of the Mortgage Loans (or an interest therein) to the Holders of the Notes and that the proper classification of the legal relationship between the Sponsor, the Originator and the Holders of the Notes resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

         If it were determined that this transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Holders of the Notes. Cash distributions to the Note Holders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership (but not a publicly traded partnership taxable as a corporation) between the Holders of the Notes and the holders of the Certificates, the partnership itself would not be subject to U.S. federal income tax; rather, each holder of a Certificate and each Holder of the Notes would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Holders of the Notes and the holder of the Certificates could differ if the Notes were held to constitute partnership interests rather than indebtedness.

         The Sponsor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Capped Notes were not treated as indebtedness and the Available Funds Amounts were not treated as a notional principal contract.

                                   STATE TAXES

         The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Sponsor believes that the Notes should be treated as 'indebtedness without substantial equity features' for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, even if the Notes are treated as 'indebtedness without substantial equity features', the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the related issuing Trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-l, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor Prohibited Transaction Class Exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable restrictions under federal, state or local law.

         A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

         The sale of Notes to a Benefit Plan is in no respect a representation by the Sponsor, the Master Servicer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any Particular Benefit Plan.

                                     RATINGS

         It is a condition of the original issuance of the Notes that they receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Notes will be based on the claims-paying ability of the Insurer.

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard & Poor's, 25 Broadway, New York, New York 10006. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned to the Notes do not address the likelihood of the payment of any shortfalls due to the application of the Relief Act, Compensating Interest, Available Funds Cap Current Amounts or any Available Funds Cap Carry-Forward Amounts.

         It is a condition to issuance that the Notes be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

         A securities rating addresses the likelihood of the receipt by Holders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Holders might realize a lower than anticipated yield.

         The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

                                  UNDERWRITING

         Subject to the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Notes (the "Underwriting Agreement"), the Sponsor has agreed to cause the Trust to sell and (the Underwriter) has agreed to purchase the Notes.

         On the Closing Date, a portion of the Notes may be delivered to Advanta National Bank and/or Advanta Bank Corp in consideration for the transfer of its respective Mortgage Loans. Such Notes may be resold from time to time in negotiated transactions at varying prices to be determined at the time of the related transaction. This prospectus supplement and the accompanying prospectus also cover the resale of such Notes from time to time by Advanta National Bank, Advanta Bank Corp. or their respective affiliates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Notes.

         The Underwriter has agreed to reimburse the Sponsor for certain expenses of the issuance and distribution of the Notes.

         The Underwriter has informed the Sponsor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The Sponsor has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriter may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Morgan Stanley & Co. Incorporated, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor or its affiliates may apply the net proceeds of the sale of the Notes to the repayment of debt, including "warehouse" debt secured by the Mortgage Loans prior to their transfer to the Trust. The Underwriter or one of its affiliates may have acted as "warehouse" lender to the Sponsor or one or more of its affiliates and may receive a portion of such proceeds as repayment of such "warehouse debt."

         The Sponsor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

                                     EXPERTS

         The consolidated financial statements of the Insurer, [NOTE INSURER], as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Notes will be passed upon by Dewey Ballantine LLP, New York, New York.

                        INDEX OF PRINCIPAL DEFINED TERMS

Accelerated Principal Payment...............................................S-53
Actuarial Loan..............................................................S-20
Advanta Parent..............................................................S-42
Affiliated Originators......................................................S-16
Appraised Values............................................................S-20
Available Funds.............................................................S-56
Available Funds Amount......................................................S-64
Available Funds Cap Amount..................................................S-54
Available Funds Cap Carry-Forward Amount....................................S-54
Average Amount Outstanding..................................................S-18
balloon loans...............................................................S-13
Beneficial Owner............................................................S-47
Benefit Plan................................................................S-67
Book-Entry Notes............................................................S-47
Business Day................................................................S-52
Capitalized Interest Account................................................S-46
Capped Notes................................................................S-64
CEDEL Participants..........................................................S-49
Certificates................................................................S-44
Closing Date................................................................S-19
Code........................................................................S-63
Commission...................................................................S-2
Compensating Interest.......................................................S-63
Cooperative.................................................................S-50
Defaulted Mortgage Loan.....................................................S-56
Deficiency Amount...........................................................S-61
Definitive Note.............................................................S-47
Delinquency Advances........................................................S-62
Determination Date..........................................................S-57
DTC.........................................................................S-15
DTC Participants............................................................S-49
Due for Payment.............................................................S-61
Equity Interest.............................................................S-68
ERISA.......................................................................S-67
Euroclear Operator..........................................................S-50
Euroclear Participants......................................................S-49
European Depositaries.......................................................S-48
Excess Cashflow.............................................................S-53
FDIC........................................................................S-43
Final Scheduled Payment Date................................................S-37
Financial Intermediary......................................................S-48
Fixed Rate Available Funds Cap Rate.........................................S-54
FNMA........................................................................S-27
Foreclosure Rate............................................................S-18
foreign person..............................................................S-66
Gross Losses................................................................S-18
Holder......................................................................S-61
Holders.....................................................................S-47
Indenture...................................................................S-47
Indenture Trustee...........................................................S-47
Initial Cut-Off Date........................................................S-19
Initial Mortgage Loans......................................................S-45

Initial Redemption Date.....................................................S-57
Insurance Policy............................................................S-47
Insured Amounts.............................................................S-61
Insured Obligations.........................................................S-61
Insured Payments............................................................S-61
Insurer.....................................................................S-47
Interest Accrual Period.....................................................S-54
Interest Collections........................................................S-51
Interest Determination Date.................................................S-55
Interest Distribution Amount................................................S-54
IRS.........................................................................S-64
Junior Lien Ratio...........................................................S-21
LIBOR.......................................................................S-55
Master Servicer.............................................................S-16
Master Transfer Agreements..................................................S-45
Mortgage Loan File..........................................................S-45
Mortgage Loan Pool..........................................................S-16
Mortgage Loans..............................................................S-16
Mortgage Notes..............................................................S-19
Net Available Distribution Amount...........................................S-61
Net Losses..................................................................S-18
Nonpayment..................................................................S-61
Nonrecoverable Delinquency Advance..........................................S-62
Nonrecoverable Servicing Advance............................................S-62
Non-U.S. Person.............................................................S-77
Note Account................................................................S-56
Note Formula Capped Rate....................................................S-54
Note Formula Rate...........................................................S-54
Note Interest Rate..........................................................S-54
Note Register...............................................................S-52
Noteholders.................................................................S-47
Notes.......................................................................S-44
Notes.......................................................................S-74
Notice......................................................................S-61
Notional Principal Contract Regulations.....................................S-64
OID.........................................................................S-65
Original Pre-Funded Amount..................................................S-46
Originator..................................................................S-16
Overcollateralization Amount................................................S-52
Overcollateralization Deficit...............................................S-53
Overcollateralization Reduction Amount......................................S-53
Owned and Managed Servicing Portfolio.......................................S-16
Owner Trustee...............................................................S-44
Participants................................................................S-48
Payment Date................................................................S-52
Plan Assets Regulation......................................................S-68
Preference Amount...........................................................S-61
Pre-Funding Account.........................................................S-46
Pre-Funding Period..........................................................S-46
Pre-Funding Period Termination Date.........................................S-46
prepayment..................................................................S-37
Prepayment..................................................................S-36
Prepayment Assumption.......................................................S-37
Preservation Expenses.......................................................S-62
Principal and Interest Account..............................................S-52
Principal Balance...........................................................S-52

Principal Collections.......................................................S-51
PTCE........................................................................S-68
Record Date.................................................................S-52
Recoveries..................................................................S-18
Redemption Date.............................................................S-57
Reference Banks.............................................................S-55
Reimbursement Amounts.......................................................S-53
Relevant Depositary.........................................................S-48
Remittance Date.............................................................S-52
Remittance Period...........................................................S-51
Required Payments...........................................................S-61
Reserve Interest Rate.......................................................S-55
Rules.......................................................................S-48
Schedule of Mortgage Loans..................................................S-45
Scheduled Principal Distribution Amount.....................................S-55
Servicing Advances..........................................................S-62
Specified Overcollateralization Amount......................................S-52
Sponsor.....................................................................S-16
Statistic Calculation Pool..................................................S-19
Subsequent Cut-Off Date.....................................................S-46
Subsequent Mortgage Loans...................................................S-45
Subsequent Transfer Agreements..............................................S-46
Subsequent Transfer Dates...................................................S-46
Tax Counsel.................................................................S-64
Terms and Conditions........................................................S-50
Third-Party Servicing Portfolio.............................................S-17
Trust.......................................................................S-19
Trust Agreement.............................................................S-43
Trust Balance...............................................................S-52
Trust Estate................................................................S-47
Trust Property..............................................................S-44
U.S. Person.................................................................S-77
Unaffiliated Originators....................................................S-16
Underwriter.................................................................S-69
Underwriting Agreement......................................................S-69
Weighted average life.......................................................S-37

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered Advanta Mortgage Backed Notes, Series ____-_ (the "Notes") will be available only in book-entry form. Investors in the Notes may hold such Notes through any of DTC, CEDEL or Euroclear. The Notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

         INITIAL SETTLEMENT

         All Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their relevant depository which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity revolving credit line loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Originator and CEDEL or Euroclear Participants. When Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Notes against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Notes are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on the Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Notes to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Originator and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Notes from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income or (iv) a "foreign trust" as that term is defined in
Section 7701 of the Code. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Notes or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.

================================================================================


              $______________ MORTGAGE BACKED NOTES, SERIES ____-_


                       ADVANTA MORTGAGE LOAN TRUST ____-_
                                     ISSUER


                                     [LOGO]
                           ADVANTA MORTGAGE CORP. USA
                         ORIGINATOR AND MASTER SERVICER


                                     [LOGO]
                        ADVANTA CONDUIT RECEIVABLES, INC.
                                     SPONSOR



                       ---------------------------------


                              PROSPECTUS SUPPLEMENT


                       ---------------------------------



                                  [UNDERWRITER]

                                     [DATE]


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered hereby in any state where such offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ________________.


================================================================================